UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

IDACORP, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 May 21, 2009, AT BOISE, IDAHO

April 6, 2009

TO THE SHAREHOLDERS OF IDACORP, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of IDACORP, Inc. will be held on May 21, 2009 at 10:00 a.m. local time at the Idaho Power Company corporate headquarters building, 1221 West Idaho Street, Boise, Idaho, for the following purposes:

1.	to elect four directors nominated by the board of directors for three-year terms and one director nominated by the board of directors for a two year-term;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.
to act upon a shareholder proposal requesting that the board of directors adopt quantitative goals, based on current technologies, for reducing total greenhouse gas emissions from our products and operations, and that IDACORP report to shareholders by September 30, 2009, on its plans to achieve these goals; and

4.	to transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.

Common shareholders of record of IDACORP at the close of business on March 30, 2009, are entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting in person. Shareholders interested in attending in person must make a reservation by calling (800) 635-5406. Whether or not you plan to attend, please vote your proxy promptly. It is important that your shares be represented at the meeting. Please vote your proxy, regardless of the size of your holdings, as promptly as possible. Any shareholder voting a proxy who attends the meeting may vote in person by revoking that proxy before or at the meeting.

                                By Order of the Board of Directors

                                Patrick A. Harrington
                                Corporate Secretary

PROXY STATEMENT
IDACORP, Inc.
1221 West Idaho Street
P. O. Box 70
Boise, Idaho 83707

GENERAL INFORMATION

We are soliciting your proxy on behalf of our board of directors for use at our annual meeting of shareholders. The meeting will be held on May 21, 2009 at 10:00 a.m., local time, at the Idaho Power Company corporate headquarters building, 1221 West Idaho Street, Boise, Idaho.

The Securities and Exchange Commission rules permit us to make this proxy statement and our annual report available to our shareholders via the internet.  We have elected to do this for most shareholders for our 2009 annual meeting of shareholders to lower the cost of our annual meeting.

On April 6, 2009, we mailed to our shareholders of record as of the close of business on March 30, 2009 a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and vote online.  If you would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained in the notice.  On April 6, 2009, we also began mailing our proxy materials to some of our shareholders.

If you own IDACORP common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice or set of proxy materials.  Please be sure to vote all your shares.

COST AND METHOD OF SOLICITATION

We will pay the cost of soliciting your proxy. Our officers and employees may solicit proxies, personally or by telephone, telegraph, fax, mail or other electronic means, without extra compensation. In addition, Laurel Hill Advisory Group will solicit proxies from brokers, banks, nominees and institutional investors at a cost of approximately $5,000 plus out-of-pocket expenses. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their expenses in providing our proxy materials to beneficial owners.

MATTERS TO BE VOTED UPON

As of April 6, 2009, the only business we expect to be presented at the annual meeting is:

•	the election of five directors nominated by the board of directors

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009 and

•
a shareholder proposal requesting that the board of directors adopt quantitative goals for reducing greenhouse gas emissions from our products and operations and that we report to shareholders by September 30, 2009 on our plans to achieve these goals.

RECORD DATE

You are entitled to notice of, and to vote at, the annual meeting if you owned shares of our common stock at the close of business on March 30, 2009.

OUTSTANDING VOTING SECURITIES

As of March 30, 2009, we had 47,161,016 outstanding shares of common stock entitled to one vote per share.

VOTING

How to Vote

You may vote your proxy through the internet, by telephone or, if you received a printed proxy card in the mail, by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope.

If a bank or broker holds your shares, please follow the instructions you receive from your bank or broker.

In addition, if you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on routine matters. The election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2009 are considered routine matters.  The shareholder proposal is not considered routine.  When a proposal is not routine and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal.  Those shares are considered “broker non-votes.”

Quorum

Under the Idaho Business Corporation Act, a majority of our outstanding common stock must be present in person or represented by proxy in order to hold the annual meeting.

Votes Needed to Approve Proposals

The following votes are required for approval of each proposal at the annual meeting:

Proposal No. 1 –
our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes may be cast in favor or withheld; withheld votes have no effect on the results.

Proposal No. 2 –
the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009 is approved if the votes cast in favor exceed the votes cast against ratification.

Proposal No. 3 –
a shareholder proposal relating to greenhouse gas emissions is approved if the votes cast in favor exceed the votes cast against the proposal.  Abstentions and broker non-votes are not considered votes cast and therefore are not counted for purposes of determining the results.

If we do not receive any direction from you, properly executed proxies that we receive will be voted FOR Proposal No. 1, election of our nominees for director, FOR Proposal No. 2, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009, and AGAINST Proposal No. 3, a shareholder proposal relating to greenhouse gas emissions.

How to Change or Revoke Your Proxy

You may change your proxy before it is voted at the meeting by (1) granting a subsequent proxy through the internet or by telephone, or (2) delivering to us a signed proxy card with a date later than your previously delivered proxy.  If you attend the meeting and wish to vote in person, you may revoke your proxy by oral notice at that time. You may also revoke your proxy by mailing your written revocation to the corporate secretary of IDACORP at 1221 West Idaho Street, Boise, Idaho 83702-5610, and we must receive it before the meeting.

Secret Ballot

It is our policy that all proxies for the annual meeting that identify shareholders, including employees, are to be kept secret. Proxies will be forwarded to the independent tabulator who receives, inspects and tabulates the proxies. No proxies are available for examination and the identity and vote of any shareholder are not disclosed to our representatives or to any third party except:

•	as required by law

•	to allow the independent election inspectors to certify the results of the shareholder vote

•
in the event of a matter of significance where there is a proxy solicitation in opposition to the board of directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission or

•	to respond to shareholders who have written comments on their proxies.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Peter S. O’Neill has reached our mandatory retirement age of 72 and will retire from the board of directors, effective immediately prior to the annual meeting, in accordance with our bylaws and corporate governance guidelines.  Mr. O’Neill has served with distinction as a director of Idaho Power Company since 1995, a director of IDACORP since 1998 and a director of IDACORP Financial Services, Inc. since 1999.

Giving effect to Mr. O’Neill’s retirement, our board of directors consists of 12 members.  Our articles of incorporation, as amended, provide that directors are elected for three-year terms, with approximately one-third of the board of directors elected at each annual meeting of shareholders.

Four directors standing for election to our board of directors are nominees for election with terms to expire in the year 2012.  Three of these nominees, Ms. King, Mr. Michael and Mr. Packwood,  are incumbent directors of IDACORP and nominated for reelection.  Mr. Allred was appointed to the board of directors effective March 18, 2009, is a member of the class of 2012 and is a nominee for election for the first time.

Mr. Dahl was appointed to the board of directors effective September 17, 2008, is a member of the class of 2011 and is a nominee for election for the first time.

Unless you otherwise indicate, proxies that we receive will be voted in favor of the election of the director nominees. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason one or more should be unable to do so, the proxies will be voted for nominees selected by the board of directors.

Our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.  Votes may be cast in favor or withheld; withheld votes have no effect on the results.

The board of directors unanimously recommends a vote “FOR” the nominees listed below.

NOMINEES FOR ELECTION - TERMS EXPIRE 2012

C. STEPHEN ALLRED
Managing Member, Allred Consulting LLC, provider of consulting services for management, environmental and waste management, and real estate issues for government and the private sector, July 2004 to present; former Assistant Secretary, Land and Minerals Management, September 2006 to January 2009; former Director of Idaho Department of Environmental Quality, July 2000 to June 2004; director of the following IDACORP subsidiary: Idaho Power Company since 2009; director of IDACORP since 2009.  Age 66

CHRISTINE KING
President and Chief Executive Officer of Standard Microsystems Corporation, a global supplier of semiconductor solutions that distribute video, sound, photos and data, since October 2008; Chief Executive Officer and Director of AMI Semiconductor, designer and manufacturer of semiconductor products from 2001 to March 2008; director of Atheros Communications, Inc., a developer of semiconductor system solutions for wireless and other network communications products, since 2008; and Open-Silicon, Inc., a fabless ASIC company founded to provide customers with access to IP, foundry, test and packaging technologies since May 2008; director of the following IDACORP subsidiary: Idaho Power Company since 2006; director of IDACORP since 2006.  Age 59

GARY G. MICHAEL
Former Chairman of the Board and Chief Executive Officer, 1991-2001, of Albertson’s, Inc., food-drug retailer; director of The Clorox Company, manufacturer and marketer of household products, since 2001; Questar Corporation, integrated natural gas company, since 1994; Questar Gas, provider of retail natural gas-distribution services, since 1994; Questar Pipeline, interstate gas transportation and storage, since 1994; Graham Packaging Company, designer and manufacturer of customized plastic containers, Advisory Board, since 2002; director of the following IDACORP subsidiary: Idaho Power Company since 2001; director of IDACORP since 2001. Age 68

JAN B. PACKWOOD
Former President and Chief Executive Officer of IDACORP, from 1999 to July 1, 2006; Chief Executive Officer of Idaho Power Company, 2002-2005; President and Chief Executive Officer, Idaho Power Company, 1999-2002; President and Chief Operating Officer, Idaho Power Company, 1997-1999; Executive Vice President, 1996-1997, and Vice President - Bulk Power, 1989-1996; director of the following IDACORP subsidiaries: Idaho Power Company since 1997, IDACORP Financial Services, Inc. since 1997 and Ida-West Energy Company since 1999; director of IDACORP since 1998. Age 66

NOMINEE FOR ELECTION - TERM EXPIRES 2011

RICHARD J. DAHL
Chairman of the Board of International Rectifiers Corp., a supplier of power semiconductors since February 2008; former President and Chief Operating Officer of Dole Food Company, Inc., a grower, processor and distributor of flowers and produce, from July 2004 to June 2007; Senior Vice President and Chief Financial Officer, 2002-2004; director from 2003-2007; director of Dine Equity, Inc., a franchisor and operator of IHOP and Applebee’s restaurants, since 2004; director of the following IDACORP subsidiary: Idaho Power Company since 2008; director of IDACORP since 2008. Age 57

CONTINUING DIRECTORS - TERMS EXPIRE 2011

RICHARD G. REITEN
Former Chairman of the Board of Northwest Natural Gas Company, provider of natural gas in Oregon and southwest Washington, 2006-2008 and from 2000-2005, President and Chief Executive Officer, 1997-2003, President and Chief Operating Officer, 1995-1997; former President and Chief Operating Officer of Portland General Electric, electric public utility, 1992-1995; former President of Portland General Corp., 1989-1992; director of U.S. Bancorp, banking services, since 1998; and National Fuel Gas Company, diversified energy company providing interstate natural gas transmission and storage, since 2004; director of the following IDACORP subsidiary: Idaho Power Company since 2004; director of IDACORP since 2004. Age 69

JOAN H. SMITH
Self-employed consultant, consulting on regulatory strategy and telecommunications, since 2003; former Oregon Public Utility Commissioner, 1990-2003; affiliate director with Wilk & Associates/ LECG LLP, public consulting organization, since 2003; director of the following IDACORP subsidiary: Idaho Power Company since 2004; director of IDACORP since 2004. Age 66

THOMAS J. WILFORD
President and Director of Alscott, Inc., real estate development and other investments, since 1993; Chief Executive Officer of J.A. and Kathryn Albertson Foundation, Inc., family foundation committed and striving to be a catalyst for positive educational change, since 2003, former President, 1995-2003; director of K12, Inc., an organization that provides individualized, one-to-one learning solutions for students from kindergarten through high school, since 2002; director of the following IDACORP subsidiary: Idaho Power Company since 2004; director of IDACORP since 2004. Age 66

CONTINUING DIRECTORS – TERMS EXPIRE 2010

JUDITH A. JOHANSEN
President of Marylhurst University, Oregon, since July 2008; former President and Chief Executive Officer, 2001 to March 2006, and Executive Vice President, 2000-2001, of PacifiCorp, electric utility serving six western states; former CEO and Administrator, 1998-2000, Director and Vice President, 1992-1996, Bonneville Power Administration, a federal power marketing agency in the Pacific Northwest; former Vice President, 1996-1998, Avista Energy, electric and natural gas utility; director of Cascade BanCorp, a financial holding company, since 2006; Schnitzer Steel, a metals recycling company, since 2006; director of the following IDACORP subsidiary: Idaho Power Company since 2007; director of IDACORP since 2007.  Age 50

J. LaMONT KEEN
President and Chief Executive Officer of IDACORP since July 1, 2006 and President and Chief Executive Officer of Idaho Power Company since 2005; Executive Vice President of IDACORP, 2002-2006; President and Chief Operating Officer, Idaho Power Company, 2002-2005; Senior Vice President-Administration and Chief Financial Officer, IDACORP and Idaho Power Company, 1999-2002; Senior Vice President-Administration, Chief Financial Officer and Treasurer, IDACORP and Idaho Power, 1999; Vice President, Chief Financial Officer and Treasurer, Idaho Power Company 1996-1999; Vice President and Chief Financial Officer, Idaho Power Company 1991-1996; and Controller, Idaho Power Company, 1988-1991; director of the following IDACORP subsidiaries: Idaho Power Company since 2004 and Idaho Energy Resources Company since 1991; director of IDACORP since 2004.  J. LaMont Keen and Steven R. Keen, Vice President and Treasurer of IDACORP, Inc. and Idaho Power Company, are brothers. Age 56

JON H. MILLER
Chairman of the Board of IDACORP since 1999; Private Investor; formerly President and Chief Operating Officer, 1978-1990, and a director, 1977-1990, of Boise Cascade Corporation, distributor of office products and building materials and an integrated manufacturer and distributor of paper, packaging and wood products; director of the following IDACORP subsidiary: Idaho Power Company since 1988; director of IDACORP since 1998.  Age 71

ROBERT A. TINSTMAN
Former Executive Chairman of James Construction Group, a construction services company, 2002-2007; former President and Chief Executive Officer, 1995-1999, and director, 1995-1999, of Morrison Knudsen Corporation, a general contractor providing global mining, engineering and construction services; former Chairman of Contractorhub.com, an e-marketplace for contractors, subcontractors and suppliers, 2000-2001; director of the Home Federal Bancorp, Inc., banking services, since 1999; CNA Surety Corporation, surety company offering contract and commercial surety bonds, since 2004; director of the following IDACORP subsidiary: Idaho Power Company since 1999; director of IDACORP since 1999. Age 62

CORPORATE GOVERNANCE

Director Independence

Our board of directors has adopted a policy on director independence that includes categorical standards for director independence. This policy is contained in our corporate governance guidelines, which we have posted on our website at www.idacorpinc.com/corpgov/default.cfm and attached to this proxy statement as exhibit “A.”

All of our board members are non-employees, except for J. LaMont Keen, our president and chief executive officer. The board of directors has determined that the following members are “independent” based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and our corporate governance guidelines:  C. Stephen Allred, Richard J. Dahl, Judith A. Johansen, Christine King, Gary G. Michael, Jon H. Miller, Peter S. O’Neill, who is retiring from the board of directors immediately prior to the annual meeting, Joan H. Smith, Robert A. Tinstman and Thomas J. Wilford.   J. LaMont Keen, Jan B. Packwood and Richard G. Reiten are not independent.  Mr. Keen is our president and chief executive officer.  Jan B. Packwood retired as president and chief executive officer of IDACORP on July 1, 2006 and remained on the board of directors as a non-employee director.  Mr. Packwood does not meet the director independence criteria set forth in the New York Stock Exchange listing standards and our corporate governance guidelines due to his prior service as our president and chief executive officer.  In September 2006, the board of directors, acting upon a recommendation of the corporate governance committee, determined that director Richard G. Reiten had a material relationship with Idaho Power Company and no longer met the director independence criteria set forth in the New York Stock Exchange listing standards and our corporate governance guidelines.  Mr. Reiten’s son is president of Pacific Power which, with Idaho Power Company, owns the Jim Bridger power plant and coal mine located near Rock Springs, Wyoming.  See also Related Person Transaction Disclosure.

The office of the chairman of the board and the chief executive officer have been separated since June 1999. The non-employee directors have held meetings separate from management since 1998. Mr. Miller, the independent chairman of the board, presides at board meetings and regularly-scheduled executive sessions of non-employee directors.

Code of Ethics

For many years, our principal subsidiary, Idaho Power Company, had a code of business conduct and ethics, which applied to all of its directors, officers and employees. We adopted a new code of business conduct and ethics in July 2003, which applied to all of our directors, officers and employees. In September 2005, we revised the code of business conduct and ethics and adopted a separate code of business conduct and ethics for directors. These codes of business conduct and ethics are posted at www.idacorpinc.com/corpgov/conduct_ethics.cfm. You may obtain printed copies without charge by writing to the corporate secretary of IDACORP at 1221 West Idaho Street, Boise, Idaho 83702-5610.

We will also post on our website any amendments to or waivers of our codes of business conduct and ethics, as required by Regulation S-K, Item 406 or the New York Stock Exchange listing standards at www.idacorpinc.com/corpgov/conduct_ethics.cfm.

Board Meetings and Committees; Attendance at Annual Meeting

The board of directors held seven meetings in 2008. Each director attended at least 75% of his or her board and committee meetings.

Our corporate governance guidelines provide that all directors are expected to attend our annual meeting of shareholders and be available, when requested by the chairman of the board, to answer any questions shareholders may have.  All members of the board of directors attended our 2008 annual meeting, except for Ms. King.

Our standing committees are the executive committee, the audit committee, the compensation committee and the corporate governance committee. We describe our committees, their membership during 2008 and their principal responsibilities below.

We have

•	written charters for the audit committee, corporate governance committee and compensation committee and

•
corporate governance guidelines, which address issues including the responsibilities, qualifications and compensation of the board of directors, as well as board leadership, board committees and self-evaluation.

Our written committee charters and the corporate governance guidelines are available on our website and may be accessed at www.idacorpinc.com/corpgov/default.cfm.  You may obtain printed copies without charge by writing to the corporate secretary of IDACORP at 1221 West Idaho Street, Boise, Idaho 83702-5610.

Executive Committee

The executive committee acts on behalf of the board of directors when the board is not in session, except on those matters that require action of the full board. Members of the executive committee are J. LaMont Keen, chairman, Gary G. Michael, Jon H. Miller, Peter S. O’Neill and Robert A. Tinstman.  During 2008, the executive committee met one time.

Audit Committee

The audit committee is a separately-designated standing committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  All members are independent, as that term is defined in the listing standards of the New York Stock Exchange. Members of the audit committee are Gary G. Michael, chairman, Richard J. Dahl, Judith A. Johansen, Joan H. Smith and Thomas J. Wilford.  The board of directors has determined that Messrs. Michael, Dahl and Wilford are “audit committee financial experts.”

The audit committee

•	assists the board of directors in the oversight of

-	the integrity of our financial statements

-	our compliance with legal and regulatory requirements

-	the qualifications, independence and performance of our independent registered public accounting firm and

-	the performance of our internal audit department

•
monitors compliance under the code of business conduct and ethics for our officers and employees and the code of business conduct and ethics for our directors, considers and grants waivers for directors and executive officers from the codes and informs the general counsel immediately of any violation or waiver

•	prepares the audit committee report required to be included in the proxy statement for our annual meeting of shareholders.

During 2008, the audit committee met ten times.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The audit committee has reviewed and discussed the audited consolidated financial statements of IDACORP, Inc. with management. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the board of directors that the IDACORP audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Gary G. Michael, Chairman
Richard J. Dahl
Judith A. Johansen
Joan H. Smith
Thomas J. Wilford

Compensation Committee

Members of the compensation committee are Robert A. Tinstman, chairman, Judith A. Johansen, Christine King, and Peter S. O’Neill.  Each member is independent as that term is defined in the applicable New York Stock Exchange listing standards.

The compensation committee has direct responsibility to

•	review and approve corporate goals and objectives relevant to our chief executive officer’s compensation

•	evaluate our chief executive officer’s performance in light of those goals and objectives

•	either as a committee or together with the other independent directors, as directed by the board, determine and approve our chief executive officer’s compensation level based on this evaluation

•	make recommendations to the board with respect to executive officer compensation, incentive compensation plans and equity-based plans that are subject to board approval

•
review and discuss with management the compensation discussion and analysis and based upon such review and discussion determine whether to recommend to the board that the compensation discussion and analysis be included in our proxy statement for the annual meeting of shareholders

•	produce the compensation committee report as required by the Securities and Exchange Commission to be included in our proxy statement for the annual meeting of shareholders and

•	oversee our compensation and employee benefit plans and practices.

The compensation committee and the board of directors have sole responsibility to determine executive officer compensation, which may not be delegated.  Total compensation for each executive officer is determined by the compensation committee, which then submits its recommendations to the other independent directors on the board for approval.  Our chief executive officer, chief financial officer, vice president-human resources and corporate secretary attend compensation committee meetings.  For additional information on the role of our executive officers in the compensation-setting process, please refer to the Compensation Discussion and Analysis.  The compensation committee chair works with our management to establish an agenda for the compensation committee meetings.  The committee meets in executive session, without management, as it deems necessary.

The compensation committee generally begins a review of compensation data at its September meeting, determines the performance goals and range of target awards of performance shares and restricted stock awards under the IDACORP Restricted Stock Plan, the 2000 Long-Term Incentive and Compensation Plan and the IDACORP Executive Incentive Plan at the November or January meeting and determines new awards and determines payouts with respect to completed performance periods at its February or March meeting.  The February meeting occurs after the release of earnings for the prior year.  The compensation committee may also hold special meetings as necessary and may determine additional performance awards at other times in its discretion, including for promotions or new hires.  However, all awards under the plans are approved by the board of directors.

Please refer to the Compensation Discussion and Analysis for a discussion of our policies and procedures for determining and establishing executive compensation.

The compensation committee has sole authority to retain and terminate consulting firms to assist the committee in carrying out its responsibilities, including sole authority to approve the consulting firm’s fees and other retention terms.  In addition to services provided to the compensation committee, the consulting firm provides management with employee compensation and benefits survey data, which management and the compensation committee review in evaluating our employee compensation and benefit plans.  Although management may request human resources-related services, the compensation committee must pre-approve the engagement of the consulting firm for any services which are outside the compensation committee’s scope of responsibility.  In November 2007, the compensation committee charter and executive compensation policy were amended to reflect this pre-approval requirement.  These services may not interfere with the consulting firm’s advice to the compensation committee.  The chairperson may pre-approve services between regularly-scheduled meetings of the compensation committee.

In addition, the compensation committee has responsibility for reviewing and making recommendations with respect to director compensation to the board.  In November 2007, the compensation committee reviewed the competitiveness of our non-employee director compensation program.  The committee asked Towers Perrin, a nationally recognized consulting firm with extensive experience in the area of executive compensation, to conduct an analysis of competitive marketplace data on director compensation.  Towers Perrin reviewed proxy statements from the same two peer groups utilized in our executive compensation analysis, which we discuss in the Compensation Discussion and Analysis.  Towers Perrin evaluated each component of non-employee director compensation and summarized the marketplace data collected on the basis of total cash compensation and total direct compensation, which is total cash compensation plus the expected value of any stock-based compensation and annual stock-based awards.  Based on this review, the compensation committee recommended and the board approved increases to non-employee director compensation for 2008.  See Director Compensation for 2008.

During 2008, the compensation committee met five times.

Corporate Governance Committee

The corporate governance committee is also our nominating committee.  Members of the corporate governance committee are Peter S. O’Neill, chairman, C. Stephen Allred, Jon H. Miller and Joan H. Smith. Each member is independent as that term is defined in the applicable New York Stock Exchange listing standards.

The corporate governance committee’s responsibilities include

•	identifying individuals qualified to become directors, consistent with criteria approved by the board

•	selecting, or recommending that the board select, the candidates for all directorships to be filled by the board or by the shareholders

•	developing and recommending to the board our corporate governance guidelines

•	overseeing the evaluation of the board and management and

•	taking a leadership role in shaping our corporate governance.

During 2008, the corporate governance committee met five times.

Process for Shareholders to Recommend Candidates for Director

In November 2008, we amended the process in our corporate governance guidelines that  you must follow if you wish to recommend candidates for director to our corporate governance committee. Your written recommendation previously had to include all information with respect to the candidate required under the Securities Exchange Act of 1934, including the candidate’s written consent. If you recommend a candidate for director, you must now provide the following information:

•
the candidate’s name, age, business address, residence address, telephone number, principal occupation, the class and number of shares of our voting stock the candidate owns beneficially and of record, a statement as to how long the candidate has held such stock, a description of the candidate’s qualifications to be a director, whether the candidate would be an independent director and any other information you deem relevant with respect to the recommendation and

•	your name and address as they appear on our books, the class and number of shares of voting stock you own beneficially and of record and a statement as to how long you have held the stock.

Our corporate secretary will review all written recommendations and send those conforming to these requirements to the corporate governance committee.

These guidelines provide information for shareholders who wish to recommend candidates for director for consideration by the corporate governance committee.  Shareholders who wish to nominate persons for election to the board, rather than recommend candidates for consideration, must follow the procedures set forth in our bylaws.  Copies of our bylaws may be obtained by writing or calling our corporate secretary at IDACORP, Inc., 1221 West Idaho Street, P.O. Box 70, Boise, Idaho 83707-0070, telephone number: (208) 388-2200.  See also 2010 Annual Meeting of Shareholders.

Board Membership Criteria

Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board of directors representing diverse experience at policy-making levels in business, finance and accounting and in areas that are relevant to our business activities. At least one director shall be an “audit committee financial expert.”  Directors are automatically retired immediately prior to the first annual meeting after reaching age 72.

A substantial majority of board members should be independent under the New York Stock Exchange listing standards.

Process for Determining Director Nominees

Our corporate governance committee is responsible for selecting and recommending to the board candidates for election as directors. Our corporate governance guidelines contain procedures for the committee to identify and evaluate new director nominees, including candidates our shareholders recommend in compliance with our corporate governance guidelines.

The chairman of the corporate governance committee begins the process of identifying and evaluating nominees for director and keeps the full board informed of the nominating process. The chairman reviews candidates recommended by shareholders and may hire a search firm to identify other candidates. The chairman then presents an initial group of candidates to the corporate governance committee.

The committee gathers additional information on the candidates to determine if they qualify to be members of our board.  The committee examines whether the candidates are independent, whether their election would violate any federal or state laws, rules or regulations that apply to us and whether they meet all requirements under our corporate governance guidelines, committee charters, bylaws, codes of business conduct and ethics and any other applicable corporate document or policy. The committee also considers whether the nominees will have potential conflicts of interest and whether they will represent a single or special interest before finalizing a list of candidates for the full board to approve.

Since our 2008 annual meeting, we have appointed two new board members.  Mr. Dahl was appointed to the board of directors effective September 17, 2008 and Mr. Allred was appointed to the board of directors effective March 18, 2009.  Both are standing for election for the first time.  Mr. Jon H. Miller, a non-employee director, recommended both Messrs. Allred and Dahl to the corporate governance committee.  The chairman of the corporate governance committee did not retain a search firm to identify or evaluate any nominees, and no fees were paid.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the board of directors by

•	calling 1-866-384-4277 if you have a concern to bring to the attention of the board of directors, our independent chairman of the board or non-employee directors as a group or

•	logging on to www.ethicspoint.com and following the instructions to file a report if your concern is of an ethical nature.

Our general counsel receives all reports and forwards them to the chairman of the board. If your report concerns questionable accounting practices, internal accounting controls or auditing matters, our general counsel will also forward your report to the chairman of the audit committee.

RELATED PERSON TRANSACTION DISCLOSURE

Related Person Transactions Policy

On March 15, 2007 our board adopted a written related person transactions policy.

The policy defines a related person transaction as one in which the amount exceeds $100,000 and excludes:

•	transactions available to all employees

•	the purchase or sale of electric energy at rates authorized by law or governmental authority or

•	transactions between or among companies within the IDACORP family.

The policy defines a related person as any:

•	officer, director or director nominee of IDACORP or any subsidiary

•	person known to be a greater than 5% beneficial owner of IDACORP voting securities

•	immediate family member of the foregoing persons or

•	firm or corporation in which any of the foregoing persons is employed, a partner or greater than a 5% owner.

The corporate governance committee administers the policy, which includes procedures to review related person transactions, approve related person transactions and ratify unapproved transactions.  The policy requires prior (i) corporate governance committee approval of charitable contributions in excess of $100,000 in any calendar year to charities identified as related persons, except those non-discretionary contributions made pursuant to our matching contribution program and (ii) board approval of the  hiring of immediate family members of directors and officers.  In the case of an immediate family member, the policy also requires approval of any material change in the terms of employment including compensation.  The board of directors may approve a proposed related person transaction after reviewing the information considered by the corporate governance committee and any additional information it deems necessary or desirable:

•	if it determines in good faith that the transaction is, or is not inconsistent with, the best interests of the company and our shareholders and

•	if the transaction is on terms comparable to those that could be obtained in arm’s length dealing with an unrelated third party.

Related Person Transactions in 2008

Steven R. Keen has been vice president and treasurer of IDACORP and Idaho Power Company since June 1, 2006.  Previously, Steven R. Keen was president and chief executive officer of IDACORP Financial Services, an IDACORP subsidiary.  Steven R. Keen is the brother of J. LaMont Keen, president and chief executive officer and a director of IDACORP and Idaho Power Company.  For 2008, Steven R. Keen had a base salary of $215,000, received an incentive payment under our short-term incentive plan of $103,290, paid in 2009 for 2008, and received an award of (i) 1,056 time vesting restricted shares with a three year restricted period through December 31, 2010 and (ii) 2,112 performance shares at target with a three year performance period through December 31, 2010.  The board of directors approved all elements of Steven R. Keen’s 2008 compensation.

In September 2006, the board of directors, acting upon a recommendation of the corporate governance committee, determined that director Richard G. Reiten had a material relationship with Idaho Power Company and no longer met the director independence criteria set forth in the New York Stock Exchange listing standards and our corporate governance guidelines.  In September 2006, Mr. Reiten’s son became president of Pacific Power, a division of PacifiCorp, which, with Idaho Power Company, owns the Jim Bridger power plant and coal mine located near Rock Springs, Wyoming.  Idaho Power Company owns one-third of the power plant and mine, and PacifiCorp owns the other two-thirds.  Mr. Reiten’s son was not affiliated with PacifiCorp prior to his selection as president of Pacific Power.

Idaho Power Company funded $60.1 million in 2008 to PacifiCorp for its one-third share of the annual operating and capital costs for the Jim Bridger plant.  Idaho Power Company also purchased $59.6 million of coal from the coal mine in 2008, for its one-third share of coal delivered from the mine to the Jim Bridger plant.  In 2008, Idaho Power Company funded $45.4 million to the mine to cover its share of operating and capital costs and the mine distributed $42.2 million back to Idaho Power Company.

In addition, Idaho Power Company purchases wholesale energy and transmission from PacifiCorp.  In 2008, these expenses totaled $11.3 million.  PacifiCorp also purchases energy and transmission from Idaho Power Company.  In 2008, these revenues totaled $16.3 million.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, we will ask you to ratify the audit committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2009. This firm has conducted our consolidated annual audits since 1998 and is one of the world’s largest firms of independent certified public accountants. We expect a representative of Deloitte & Touche LLP to be present at the meeting. He or she will have an opportunity to make a statement and to respond to appropriate questions.

In connection with the audit of our financial statements for 2009, we expect the engagement letter with Deloitte & Touche LLP to contain provisions similar to those in our 2008 engagement letter for alternative dispute resolution and for the exclusion of punitive damages.  The 2008 letter provides that disputes arising out of our engagement of Deloitte & Touche LLP will be resolved through mediation or arbitration, commonly referred to as alternative dispute resolution procedures, and that Deloitte & Touche LLP’s and our rights to punitive damages or other forms of relief not based upon actual damages are waived.

Your vote will not affect our appointment or retention of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009. However, the audit committee will consider your vote as a factor in selecting our independent registered public accounting firm for 2010. The audit committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time during a fiscal year if it determines that such a change would be in the best interests of the company and our shareholders.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009 is approved if the votes cast in favor exceed the votes cast against ratification.

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.

INDEPENDENT ACCOUNTANT BILLINGS

The aggregate fees our principal independent accountants, Deloitte & Touche LLP, billed or are expected to bill us for the fiscal years ended December 31, 2008 and 2007 are:

Fees Billed	2008	2007
Audit Fees	$1,179,170	$1,148,354
Audit-Related Fees (1)	59,800	62,520
Tax Fees (2)	155,106	114,486
All Other Fees (3)	2,000	-0-
Total Fees	$1,396,076	$1,325,360

_____________________
(1)	Includes fees for audits of our benefit plans and agreed upon procedures at a subsidiary.
(2)
Includes fees for tax consulting in connection with the application of Internal Revenue Code §263A simplified service cost method settlement guidelines, uniform capitalization issues, and benefit plan filings.

(3)	Accounting research tool subscription.

Policy on Audit Committee Pre-Approval.  We and our audit committee are committed to ensuring the independence of the accountants, both in fact and in appearance. The audit committee has established a pre-approval policy, which is included as exhibit “B” to this proxy statement. The audit committee pre-approved all fees in 2008 and 2007.

PROPOSAL NO. 3:  SHAREHOLDER PROPOSAL

Shareholders of IDACORP common stock have notified IDACORP that they intend to present a resolution for action by the shareholders at the annual meeting.  We will provide the names, addresses and share holdings of the proponents to shareholders promptly after receiving an oral or written request.  The text of the resolution and the supporting statement submitted by the proponents are as follows:

Shareholder Proposal

IDACORP – 2009 Greenhouse Gas Emissions Reduction

WHEREAS

In 2007, the Intergovernmental Panel on Climate Change found that “warming of the climate system is unequivocal” and that man-made greenhouse gas emissions are now believed to be the cause with greater than 90 percent certainty.

In October 2007, a group representing the world’s 150 scientific and engineering academies, including the U.S. National Academy of Sciences, issued a report urging governments to lower greenhouse gas emissions by establishing a firm and rising price for such emissions and by doubling energy research budgets to accelerate deployment of cleaner and more efficient technologies.

In October 2006, a report authored by former chief economist of the World Bank, Sir Nicolas Stern, estimated that climate change will cost between 5% and 20% of global domestic product if emissions are not reduced, and that greenhouse gases can be reduced at a cost of approximately 1% of global economic growth.

The electric industry accounts for more carbon dioxide emissions than any other sector, including the transportation and industrial sectors.  U.S. power plants are responsible for nearly 40 percent of U.S. carbon dioxide emissions, and 10 percent of global carbon dioxide emissions.

Coal is the most carbon-polluting type of power generation.  Coal accounted for 53% of power generation from Idaho Power Company owned resources in 2007 and 38% of its energy portfolio source.  Numerous studies including the 2007 Idaho energy plan have indicated adequate renewable resources and efficiency opportunities within state of Idaho to handle Idaho Power’s load growth over the next 20 years.

A majority of U.S. states are involved in initiatives to reduce greenhouse gas emissions, and at least 34 states have enacted renewable portfolio standards.  National climate change legislation is expected to be a priority for the Obama administration and the 111th Congress.

In the Carbon Disclosure Project’s most recent annual survey of the S&P 500 (released 2008), 37% of utility respondents disclosed absolute greenhouse gas emission reduction targets, and 52% disclosed intensity reduction targets.

Some of Idacorp’s electric industry peers who have set absolute reduction targets include American Electric Power, the nation’s largest electric generator, Entergy, Duke Energy, Exelon, National Grid and Consolidated Edison.  Those with intensity targets include CMS Energy, PSEG, NiSource and Pinnacle West.

Duke, Exelon, FPL, NRG, and others, through their participation in the U.S. Climate Action Partnership, have also publicly stated that the U.S. should reduce its GHG footprint by 60% to 80% from current levels by 2050.  They have endorsed adoption of mandatory federal policy to limit CO2 emissions as a way to provide economic and regulatory certainty needed for major investments in our energy future.

THEREFORE, BE IT RESOLVED: shareholders request that the Board of Directors adopt quantitative goals, based on current technologies, for reducing total greenhouse gas emissions from the Company’s products and operations; and that the Company report to shareholders by September 30, 2009, on its plans to achieve these goals.  Such a report will omit proprietary information and be prepared at reasonable cost.

_________________________

The board has considered this proposal and recommends that shareholders vote “AGAINST” it for the following reasons:

This proposal requests that the board adopt quantitative goals, based on current technologies, to reduce greenhouse gas emissions from our products and operations and report on our plans to achieve these goals by September 30, 2009.

Because the President has asked Congress and the Environmental Protection Agency to develop proposals to reduce greenhouse gas emissions and because debate continues on the direction and scope of these proposals, we believe that it is premature for us to establish quantitative goals to reduce these emissions.  We do have extensive disclosure of greenhouse gas emissions, as well as other environmental matters, in our reports filed with the Securities and Exchange Commission ("SEC") and in other documents that are publicly available.

Idaho Power Company is one of the few investor-owned electric utilities with a predominantly hydroelectric generating base.  We own 17 hydroelectric generation developments, two natural gas-fired plants and one diesel-powered generator and share ownership in three coal-fired generating plants. We are not the operators of any of our coal-fired generating plants.  Under normal stream flow conditions, our system generation mix is approximately 55 percent hydroelectric and 45 percent thermal.  Our carbon dioxide emissions fluctuate with the amount of our hydroelectric generation, which in turn depends on water conditions, including snow pack, snow pack run-off, river flows, rainfall and other weather and stream flow management considerations.

In May 2008, the Ceres investor coalition, the Natural Resources Defense Council, Public Service Enterprise Group and PG&E Corporation released a report entitled Benchmarking Air Emissions of the 100 Largest Electric Power Producers in the United States.  This report shows our 2006 carbon dioxide emissions at 937.9 lbs per megawatt-hour, over 400 lbs per megawatt-hour less than the average of 1,343.6 lbs per megawatt-hour for all companies in the report.  The report also indicated that our carbon dioxide emission rate per megawatt-hour of electricity produced was better than 75 of the 100 largest electric power producers.  Our carbon dioxide emissions from our electric generation facilities in 2008 were approximately 1,097 lbs per megawatt-hour.

Our Annual Report on Form 10-K for the year ended December 31, 2008 ("2008 Form 10-K"), which has been filed with the SEC and is available at our website, contains an extensive discussion of environmental issues affecting our company, including those relating to air quality, greenhouse gas emissions, climate change and renewable portfolio standards.  We discussed current and proposed legislation and regulations, our environmental operating costs and capital expenditures for 2008 and our projected environmental operating costs and capital expenditures for 2009.

In the greenhouse gas section of our 2008 Form 10-K, we discussed the status of federal, regional and state initiatives relating to greenhouse gases as well as relevant judicial decisions.  We discussed our consideration of greenhouse gas emissions and the risk analysis of costs associated with carbon dioxide emissions that are contained in our 2006 Integrated Resource Plan, which is our forecast of load and resources for the next 20 years and which is publicly filed with the Idaho and Oregon state public service commissions.  We discussed our planning process for a proposed new base load resource scheduled to come online in 2012 or 2013 and our decision that this resource should be combined-cycle natural gas rather than coal-fired, in part because of environmental concerns.  We discussed our ongoing efforts to expand our wind and geothermal generation and our efforts to implement energy efficiency programs.

We also discussed in the environmental section and in the risk factors section of our 2008 Form 10-K the potential risks that greenhouse gas emissions, climate change and the costs of complying with environmental laws and regulations could have on our company.

We believe the ongoing 2009 integrated resource planning process, which includes involvement by and input from government, public and non-governmental organization stakeholders is the proper forum to address these issues.  The integrated resource planning process evaluates future resource needs by accounting for forecast load growth, energy efficiency and demand response program performance, and the uncertainty associated with proposed regulatory requirements such as the regulation of greenhouse gas emissions and the adoption of state or federal renewable portfolio standards.  The integrated resource planning process is the best way for us to balance goals to reduce greenhouse gas emissions with reliability, cost and government-mandated obligations.

Because we expect that federal legislation and/or regulations requiring the reduction of greenhouse gas emissions will be adopted, we believe that it is premature for us to voluntarily adopt quantitative goals to reduce these emissions.  There is no guarantee that such reductions will be given credit under such legislation and/or regulations and result in a quantifiable benefit to our customers and shareholders.  Our SEC reports and other publicly available documents contain extensive information about the risks associated with greenhouse gas emissions and climate change and we plan to include additional information on these topics in our submission to the Carbon Disclosure Project in 2009.  We believe that preparing additional reports on our efforts to reduce greenhouse gas emissions will not provide any meaningful benefits to our shareholders.

Therefore, our board of directors unanimously recommends a vote “AGAINST” this shareholder proposal.

This shareholder proposal is approved if the votes cast in favor exceed the votes cast against the proposal.  Abstentions and broker non-votes are not considered votes cast and therefore are not counted for purposes of determining the results.

OTHER BUSINESS

Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the notice of annual meeting and this proxy statement. In addition, we have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
 AND FIVE PERCENT SHAREHOLDERS

The following table sets forth the number of shares of our common stock beneficially owned on March 2, 2009, by our directors and nominees, by our named executive officers and by our directors and executive officers as a group:

		Amount and
		Nature of
		Beneficial	Stock	Percent
Title of Class	Name of Beneficial Owner	Ownership(1)	Options(2)	of Class

Common Stock	C. Stephen Allred (3)	100	0	*
Common Stock	Richard J. Dahl (4)	3,163	0	*
Common Stock	Judith A. Johansen	4,366	0	*
Common Stock	J. LaMont Keen (5)	278,519	163,403	*
Common Stock	Christine King	4,440	0	*
Common Stock	Gary G. Michael	21,061	8,250	*
Common Stock	Jon H. Miller	15,928	8,250	*
Common Stock	Peter S. O’Neill	16,602	8,250	*
Common Stock	Jan B. Packwood	147,582	132,800	*
Common Stock	Richard G. Reiten	11,639	3,000	*
Common Stock	Joan H. Smith	8,339	2,400	*
Common Stock	Robert A. Tinstman	19,970	8,250	*
Common Stock	Thomas J. Wilford	11,339	3,000	*
Common Stock	Darrel T. Anderson	83,855	44,544	*
Common Stock	James C. Miller (6)	122,102	94,412	*
Common Stock	Daniel B. Minor	33,731	8,236	*
Common Stock	Thomas R. Saldin (7)	32,586	6,400	*
Common Stock	All directors and executive
	officers of IDACORP as a	922,036	526,289	1.96%
	group (24 persons) (8)
_____________________
*	Less than 1 percent.
(1)
Includes shares of common stock subject to forfeiture and restrictions on transfer granted pursuant to the IDACORP Restricted Stock Plan or the 2000 Long-Term Incentive and Compensation Plan. Also includes shares of common stock that the beneficial owner has the right to acquire within 60 days upon exercise of stock options.

(2)	Exercisable within 60 days and included in the amount of beneficial ownership column.
(3)	Elected to the board effective March 18, 2009.
(4)	Mr. Dahl disclaims all beneficial ownership of the 400 shares owned by his wife. These shares are not included in the table.
(5)
Mr. Keen disclaims all beneficial ownership of the 229 shares owned by his wife. These shares are not included in the table.  Mr. Keen maintains margin securities accounts at brokerage firms, and the positions held in such margin accounts, which may from time to time include shares of common stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts.  At March 2, 2009, Mr. Keen held 858 shares of common stock in these accounts.

(6)	Mr. Miller disclaims all beneficial ownership of the 6 shares owned by his wife through the Employee Savings Plan. These shares are not included in the table.
(7)	Includes 100 shares owned jointly with his spouse.
(8)	Includes 3,840 shares owned by the spouse of an executive officer.

Except as indicated above, all directors and executive officers have sole voting and investment power for the shares held by them including shares they own through our Employee Savings Plan and our Dividend Reinvestment and Stock Purchase Plan.

The following table sets forth certain information with respect to each person we know to be the beneficial owner of more than five percent of our common stock as of March 2, 2009.

	Name and Address	Amount and Nature of	Percent of
Title of Class	of Beneficial Owner	Beneficial Ownership	Class

Common Stock	Arnhold and S. Bleichroeder Advisers, LLC	4,642,010(1)	10.19%
	1345 Avenue of the Americas New York, NY 10105

Common Stock	Barclays Global Investors, NA	2,712,449(2)	5.95%
	400 Howard Street San Francisco, CA 94105

_____________________
(1)
Based on a Schedule 13G/A, Amendment No. 1, dated February 12, 2009, filed by Arnhold and S. Bleichroeder Advisers, LLC, Arnhold and S. Bleichroeder Advisers, LLC reported sole voting and dispositive power with respect to 4,642,010 shares.

(2)
Based on a Schedule 13G, dated February 6, 2009, jointly filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG, Barclays Global Investors, NA reported sole voting power with respect to 879,908 shares and sole dispositive power with respect to 1,040,442 shares.  Barclays Global Fund Advisors reported sole voting power with respect to 1,383,623 shares and sole dispositive power with respect to 1,640,928.  Barclays Global Investors, Ltd reported sole dispositive power with respect to 31,079 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers are required to file initial reports of ownership and to report changes of ownership of our common stock with the Securities and Exchange Commission. Based solely upon a review of these filings furnished to us for 2008 or written representations from our directors and executive officers that no Form 5 was required, we believe that all required filings were timely made in 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future corporate performance targets and goals.  These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.  We specifically caution investors not to apply these statements to other contexts.

           Our review of executive compensation begins with a description of our overall executive compensation philosophy and policy.  These are the general principles that guide our executive compensation decisions.  We then describe the process that our compensation committee uses to set executive compensation. Finally, and most importantly, we explain how the compensation committee applied its compensation process to establish each named executive officer’s level of compensation for 2008.

OUR COMPENSATION PHILOSOPHY AND POLICY

Compensation Philosophy

Our executive compensation philosophy is to provide balanced and competitive compensation to our executive officers to:

•	assure that we are able to attract and retain high-quality executive officers and

•
motivate our executive officers to achieve performance goals that will benefit our shareholders and customers and contribute to the long-term success and stability of our business without excessive risk-taking.

Compensation Policy

Our board of directors adopted a formal executive compensation policy on January 18, 2007, upon the recommendation of the compensation committee.  The policy was most recently updated by the board on November 20, 2008 and includes the following compensation-related objectives:

•	manage officer compensation as an investment with the expectation that officers will contribute to our overall success

•	recognize officers for their demonstrated ability to perform their responsibilities and create long-term shareholder value

•	be competitive with respect to those companies in the markets in which we compete to attract and retain the qualified executives necessary for long-term success

•	be fair from an internal pay equity perspective

•	ensure effective utilization and development of talent by working in concert with other management processes, such as performance appraisal, succession planning and management development and

•	balance total compensation with our ability to pay.

The policy also prohibits executive officers from hedging their ownership of company common stock.  Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership.

Components of Executive Compensation

Total compensation for our named executive officers has the following components:

•
Base salary – Base salary is the foundational component of executive officer compensation and consists of fixed cash salary.  We pay base salaries in order to provide our executive officers with sufficient regularly paid income and to secure officers with the knowledge, skills and abilities necessary to successfully execute their job duties and responsibilities.  Base salary is not based upon or adjusted pursuant to corporate performance goals but rather is based or adjusted upon a series of factors related to the officer’s position, experience and individual performance.  Executive officers may defer up to 50% of their base salary pursuant to the Idaho Power Company Executive Deferred Compensation Plan.

•	Bonus – We may grant bonuses to recognize executive officers for special achievements.

•	Incentive compensation – We pay incentive compensation to motivate executive officers to achieve performance goals that will benefit our shareholders and customers.

-
Short-term incentive compensation – Short-term incentive compensation is intended to encourage and reward short-term performance and is based upon performance goals achievable annually.  We award executive officers the opportunity to earn short-term incentives in order to be competitive from a total compensation standpoint and to ensure focus on annual financial, operational and/or customer service goals.  The award opportunities vary by position based upon a percentage of base salary with awards paid in cash.  Executive officers may defer up to 50%  of their short-term incentive awards pursuant to the Idaho Power Company Executive Deferred Compensation Plan.

-
Long-term incentive compensation – Long-term incentive compensation is intended to encourage and reward long-term performance and promote retention and is based upon performance goals achievable over a period of years.  We grant executive officers the opportunity to earn long-term compensation in order to be competitive from a total compensation standpoint, to ensure focus on long-term financial goals, to develop and retain a strong management team through share ownership, to recognize future performance and to maximize shareholder value by aligning executive interests with shareholder interests.  The award opportunities vary by position based upon a percentage of base salary with awards paid in common stock.  We grant long-term incentives under the IDACORP Restricted Stock Plan and the 2000 Long-Term Incentive and Compensation Plan.  The IDACORP Restricted Stock Plan provides for awards of restricted stock, which may be time vesting or performance vesting.  The 2000 Long-Term Incentive and Compensation Plan provides for many types of awards, including restricted stock, performance shares and stock options.

•
Retirement benefit plans  – We provide executive officers with income for their retirement through qualified and non-qualified defined benefit pension plans. We believe these retirement benefits encourage our employees to make long-term commitments to our company and serve as an important retention tool because benefits under our pension plan increase with an employee’s period of service and earnings.

•
Other benefits – Other benefits include our 401(k) match and perquisites.  Perquisites may include dining club memberships, officer physicals, guaranteed relocation assistance and family travel with an officer who is traveling for business purposes.  We believe these other benefits are important in recruiting and retaining executive talent.

Impact of Tax and Accounting Treatment

The compensation committee may consider the impact of tax and/or accounting treatment in determining compensation, but we may pay compensation to our officers that is not deductible.  Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation paid to certain officers that we may deduct as a business expense in any tax year unless, among other things, the compensation qualifies as performance-based compensation, as that term is used in section 162(m).  Generally, stock options and performance shares are structured to be deductible for purposes of section 162(m) of the Internal Revenue Code; short-term incentive awards and time vesting restricted stock are not.

Section 409A of the Internal Revenue Code imposes additional income taxes on executive officers for certain types of deferred compensation if the deferral does not comply with Section 409A.  We have amended our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

ROLE OF OUR COMPENSATION COMMITTEE,
 COMPENSATION CONSULTANT AND MANAGEMENT

Our compensation committee, the compensation consultant and our management all participate in the process of setting executive compensation.

Compensation Committee

The compensation committee of the board of directors has primary responsibility for determining the compensation provided to our executive officers.  The compensation committee receives information and advice from its compensation consultant and from management and makes a determination of executive officer compensation, which the committee then recommends to the board of directors for approval.

Compensation Consultant

The committee has retained Towers Perrin for advice regarding compensation matters.  Towers Perrin is a nationally recognized consulting firm with extensive experience in the area of executive compensation.  The consulting firm closely monitors executive compensation practices and trends and maintains an extensive executive compensation private survey database covering general industry and the energy industry in particular.

Company Management

Our executive officers are also involved in the process of reviewing executive compensation, and our president and chief executive officer, our senior vice president-administrative services and chief financial officer and our vice president – human resources regularly attend compensation committee meetings. The president and chief executive officer and the senior vice presidents review and comment on the market compensation data provided by the consulting firm, including the makeup of market comparison groups and the description of comparable officer positions.  The president and chief executive officer and the senior vice presidents utilize the competitive market data, along with other factors related to an officer’s position, experience and individual performance, to develop proposed compensation levels for those senior vice presidents or vice presidents that report to them.  Our executive officers also review and recommend performance goals, goal weightings and types of long-term incentive awards. Our senior vice president-administrative services and chief financial officer presents these compensation proposals to the compensation committee, which reviews and may modify the proposals before approving them.

OUR PROCESS FOR SETTING EXECUTIVE COMPENSATION

The key steps our compensation committee follows in setting executive compensation are to:

•	review the components of executive compensation, including base salary, bonus, short-term incentive compensation, long-term incentive compensation, retirement benefits and other benefits

•	analyze executive compensation market data to ensure competitive compensation

•	review total compensation structure and allocation of compensation and

•	review executive officer performance and experience to determine individual compensation levels.

Market Compensation Analysis

Each year our consulting firm performs an extensive market compensation analysis to determine levels of compensation that comparable companies pay for executive officer positions.  This information is important because it indicates what levels of compensation are needed to allow us to remain competitive with other companies in attracting and retaining executive officers.  The market analysis also identifies emerging trends in executive compensation that our compensation consultant reviews with the committee.

The market compensation analysis focuses on base salary, short-term incentive and long-term incentive, which we refer to as direct compensation.  The analysis includes an extensive review of market compensation data.  The consulting firm then analyzes the market data to provide a competitive market compensation range for base salary, short-term incentive and long-term incentive, and combinations of these elements, for each of our executive officer positions.

The consulting firm’s  market data for the market compensation analysis is drawn from two sources:

•	the consulting firm’s annual private survey of corporate executive compensation and

•	public proxy statement data from designated peer group companies.

•	Private Survey Compensation Information

Towers Perrin conducts a private, nationwide survey each year of corporate executive compensation.  The consulting firm reviews data from two of its survey groups that are most comparable to us.

Survey*	Annual Revenues Less Than $1 Billion			Annual Revenues Between $1 Billion and $3 Billion
	Number of Companies Participating (#)	Average Market Capitalization ($)	Number of Publicly- Traded Companies (#)	Number of Companies Participating (#)	Average Market Capitalization ($)	Number of Publicly- Traded Companies (#)
Towers Perrin 2007 Executive Compensation Database	47	804 million	38	114	2.6 billion	97
Towers Perrin 2007 Energy Services Industry Executive Compensation Database	17	1.2 billion	8	29	2.3 billion	22
_____________________
*
The information in the table is based solely upon information provided by the publishers of the surveys and is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

Our annual revenues were approximately $920 million for 2006, $880 million for 2007 and $960 million for 2008, which places us near the division point of these survey groups.  As we discuss later, we believe that our revenues tend to be lower as compared with other companies of similar size and complexity, due to our low electricity prices.

The consulting firm then identifies those executive officer positions within the private survey comparison groups that are most similar to our executive officer positions, subject to review by management and approval by the compensation committee.  Once the comparable executive officer positions are established, the consulting firm reviews the survey data for those positions and develops compensation tables showing the levels of base salary, short-term incentive and long-term incentive that are provided to the comparison group executive officers.  The compensation tables show the 25th, 50th and 75th percentiles of base salary, short-term incentive and long-term incentive that are paid to the comparison group executive officers.  The consulting firm provides separate percentile breakdowns for executive officers from three comparison groups - energy industry comparison group, general industry comparison group and a blended comparison group consisting of 80% energy industry data and 20% general industry data.  The consulting firm blends the data for our chief executive officer, chief financial officer and general counsel positions on an 80% energy company and 20% general industry company basis to reflect our primary business as an electric utility.  Because our senior vice president-power supply and senior vice president-delivery positions are unique to the energy industry, Towers Perrin uses only the energy industry data to determine comparable market compensation for these positions.

The consulting firm then compares the comparison group executive officer compensation with our current executive officer compensation.  The consulting firm uses a range of 85% to 115% of comparison group mid-point compensation to represent the typical range of market compensation for each executive officer position.  The mid-point is the 50th percentile of the comparison group data.  Our executive officer compensation typically will fall within the 85%-115% of mid-point range, but we may set compensation levels above or below this range depending on the experience and performance of the particular executive officer.

•      Public Proxy Compensation Data

In addition to its private survey data discussed above, the consulting firm reviews public proxy compensation data from the proxy statements that are filed with the Securities and Exchange Commission each year.    The consulting firm draws its proxy compensation data from two peer groups of companies that are comparable to us in terms of annual sales, market capitalization, number of employees and total assets.  Our management and the compensation committee have worked extensively with the consulting firm in developing and approving these peer groups.  The two peer groups as of November 2007 consisted of a regional general industry peer group of 16 companies and a national energy industry peer group of 12 companies. The regional general industry peer group companies were:

AMIS Holdings, Inc Avista Corp. Coldwater Creek Inc. Columbia Sportswear Co. Getty Images Inc. Micron Technology Inc. Nautilus Inc. Northwest Natural Gas Co.	Nu Skin Enterprises Inc. Plum Creek Timber Co. Inc. Portland General Electric Puget Energy Inc. Questar Corp. Schnitzer Steel Industries Inc. Sky West Inc. Washington Group International

The national energy industry companies were:

Avista Corp. Cleco Corp. DPL Inc. El Paso Electric Co. Empire District Electric Co. Great Plains Energy Inc.	PNM Resources Inc. Portland General Electric Puget Energy Inc. Sierra Pacific Resources UniSource Energy Corp Westar Energy Inc.

The peer group companies were selected based on revenues, market capitalization, number of employees and total assets.   While we have lower revenues than a number of the peer group companies, this reflects our electricity prices, which are among the lowest in the nation.  The compensation committee believes that our low electricity prices do not reduce the size or complexity of our business and that our peer groups are appropriate for executive officer compensation comparison purposes.  Our assets are above the average of the two peer groups, and our market capitalization is similar in size to the peer group averages.

For our performance graph peer group, we use the Edison Electric Institute 100 Electric Utilities Index.  While the peer groups above are different from the Edison Electric Institute 100 Electric Utilities Index used in the performance graph, the committee believes these smaller, more focused groups are  representative of our size, complexity and diversity and are appropriate for compensation purposes.

As with the private survey data, the consulting firm then identifies comparable executive officer positions within the public proxy peer group companies and develops compensation tables showing what the comparable executive officers receive for base salary, short-term incentive and long-term incentive and combinations of these elements.  The consulting firm then compares our current executive officer compensation with the mid-point executive officer compensation from the public proxy peer groups.

Total Compensation Structure

The committee reviewed the total compensation structure for each named executive officer.  This review allows the committee to consider all elements of executive compensation as part of the compensation setting process.  The committee begins with a review of the compensation elements set forth in the summary compensation table from our proxy statement - base salary, bonus, stock awards, option awards, short-term incentive, changes in pension value, and all other compensation.  This breakdown includes actual compensation levels for the prior two years and the proposed compensation levels for the upcoming year.

 The committee also reviewed the potential termination and change in control payments that the named executive officers would be entitled to under existing plans as presented in the 2007 proxy statement.  These plans are:

•	the Idaho Power Company Retirement Plan

•	the Idaho Power Company Security Plan for Senior Management Employees I and II

•	the Idaho Power Company Executive Deferred Compensation Plan and

•	the executive change in control agreements.

The compensation committee used this information to get a “snapshot” view of each named executive officer’s proposed 2008 compensation as well as of his compensation for the prior two years.  This served as one of several information resources provided to the compensation committee for its reference.  The compensation committee’s review of this information was not a material factor in its compensation decisions for 2008.

The committee also reviewed an internal pay equity analysis, which compares our chief executive officer’s total compensation with the average total compensation levels for (i) our senior vice presidents and (ii) our senior managers.  When the committee reviewed internal pay equity in February 2008, the ratios were as follows:

•	chief executive officer to senior vice presidents: 2.82 x

•	chief executive officer to senior managers: 8.91 x

The committee reviewed our executive officers’ termination and retirement benefits, levels of past compensation and IDACORP stock ownership as part of establishing the executive officers’ direct compensation levels – base salary, short-term incentive and long-term incentive.  The review helps the committee determine whether the levels of termination and retirement benefits, past compensation and IDACORP stock ownership are so high or low that the committee should adjust an executive officer’s direct compensation.

Based on its review, the committee did not observe any extraordinary or unexpected levels of benefits, past compensation or IDACORP stock ownership that caused it to reevaluate or adjust proposed executive compensation levels for 2008.  In making this determination, the committee exercised its subjective judgment and did not rely on specific information resources.

Executive Stock Ownership Guidelines

Our board, upon recommendation of the corporate governance committee, adopted minimum stock ownership guidelines for our executive officers in November 2007.  The board considers stock ownership by executive officers to be important.  Company stock ownership enhances executive commitment to our future and further aligns our executives’ interests with those of our shareholders.

The guidelines require ownership of IDACORP common stock valued at a multiple of the executive’s annual base salary, as follows:

•   president and chief executive officer – three times annual base salary
•   senior vice presidents – two times annual base salary and
•   vice presidents – one times annual base salary.

When recommending the minimum stock ownership guidelines for our executive officers, the corporate governance committee reviewed the Stock Ownership Guidelines and Stock Retention Policies: Practices and Trends Among S&P 500 Companies study prepared by Towers Perrin, dated December 14, 2006.1  According to this study, the majority of companies that structure guidelines as a multiple of salary require chief executive officers to own stock valued at five times their annual base salary, presidents and chief operating officers to own stock valued at three or four times annual base salary, senior vice presidents to own stock valued at two or three times their annual base salary and vice presidents to own stock valued at one times annual base salary.  This study also reported that companies typically specify a period of five years for executive officers to satisfy their stock ownership guidelines.

The corporate governance committee recommended to the board and the board approved the same minimum ownership levels for vice presidents and senior vice presidents as the majority of companies in the study and a three times multiple for our president and chief executive officer.  Sixteen percent of the companies selected multiples of three times or less for their chief executive officers.

Our graduated stock ownership requirement reflects the fact that our president and chief executive officer’s and senior vice presidents’ compensation is weighted more heavily toward equity compensation than our vice presidents’ compensation.  However, our overall executive officer compensation tends to be weighted less heavily toward equity compensation than many other companies, making it more difficult for our executives to accumulate stock equal to a stated multiple of base salary.  Based on these considerations, we believe that our stock ownership requirements are appropriate for our executives.

Executives are allowed five years to meet the guidelines, beginning on the later of April 1, 2008 and the effective date of appointment as a vice president, senior vice president or president.  In circumstances where the stock ownership guidelines would result in a severe financial hardship, the executive may request an extension of time from the corporate governance committee to meet the guidelines.

Executive Stock Retention Guidelines

Our board has also adopted minimum stock retention guidelines for our executive officers to further align our executives’ interests with shareholder interests.  The guidelines state that until the executive has achieved the minimum stock ownership requirements described above, the executive must retain at least 50% of the net shares he or she receives from the vesting of restricted and performance share awards and stock option exercises.  The retention guidelines apply to restricted and performance share awards and stock options granted on and after April 1, 2009.  For restricted and performance shares, “net shares” means the number of shares acquired upon vesting, less the number of shares withheld or sold to pay withholding taxes.  For stock options, “net shares” means the number of shares acquired upon exercise, less the number of shares sold to pay the exercise price and withholding taxes.

Allocation of Compensation

In order to remain competitive and encourage and reward short-term performance and long-term growth, we use short-term and long-term incentive compensation.  The short-term incentive compensation target varies by position but ranges from 15% to 25% of total target compensation.  Long-term incentive compensation at target for the executive officers ranges from 20% to 50% of total target compensation.  The higher the executive officer’s position, the greater the emphasis on long-term results, and therefore, on equity-based compensation.

The compensation committee believes incentive compensation comprising 35% to 75% of total target compensation is appropriate because:

•	our named executive officers are in positions to drive, and therefore bear high levels of responsibility for, our corporate performance
_____________________
1	This information is based solely upon information provided by the publisher of this study and is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

•	incentive compensation is at risk and dependent upon our performance and

•
making a significant amount of our named executive officers’ target compensation contingent upon results that are beneficial to shareholders helps ensure focus on the goals that are aligned with our overall strategy.

Cash compensation includes base salary and short-term incentive payments.  Cash compensation at target for the executive officers ranges from 55% to 80% of total target compensation.  As discussed above, non-cash or long-term incentive compensation at target for the executive officers ranges from 20% to 50% of total target compensation with higher non-cash compensation for our higher level executive officers.

Non-cash compensation consists of two-thirds performance shares and one-third time-vesting restricted stock.  We believe this structure provides the appropriate balance between at risk compensation tied to executive performance and guaranteed  compensation that promotes executive retention.

The following table shows the allocation of total 2008 direct target compensation for our named executive officers among the individual components of base salary, short-term incentive and long-term incentive:

Executive	Base Salary as a % of Total Target Compensation	Short-Term Incentive as a % of Total Target Compensation	Long-Term Incentive as a % of Total Target Compensation
J. LaMont Keen	32	25	43
Darrel T. Anderson	42	21	37
Thomas R. Saldin	48	19	33
James C. Miller	48	19	33
Daniel B. Minor	48	19	33

The compensation committee believes that our executive compensation structure is well-balanced in addressing our compensation objectives.  In particular, base salary and severance/retirement benefits provide competitive income security for our executives, and short-term and long-term incentive awards provide additional compensation opportunities for outstanding performance.  Our short-term and long-term incentive awards also provide motivation to our executive officers to achieve our operational and financial goals.

The compensation committee also believes that our executive compensation structure is meeting our fundamental compensation objectives of attracting and retaining qualified executives and motivating those executives to achieve key performance goals for the benefit of our customers and shareholders.  We have been able to secure qualified executive officers from both within our organization, in the case of Mr. Keen, Mr. Miller and Mr. Minor, and from outside of our company, in the case of Mr. Anderson and Mr. Saldin.  We have further been able to retain these executive officers to establish a cohesive executive team.

Perquisites

As we stated in the beginning of the compensation discussion and analysis, the primary objectives of our executive compensation programs include attracting and retaining highly qualified executive officers, motivating our executive officers to achieve performance goals that will benefit our shareholders and customers and managing executive officer compensation as an investment with the expectation that our executive officers will contribute to our overall success.  The compensation committee views perquisites as one element of our executive compensation program designed to attract, retain and reward our executive officers.

We describe the perquisites we offer to our executive officers and the reasons for offering them below:

•   Dining club membership

We paid membership dues to a dining club in Boise, Idaho for three of our named executive officers.  The aggregate amount of dues for all three named executive officers totaled approximately $6,480 in 2008.  The compensation committee believes that the dining club memberships promote positive relations between these executive officers and other business leaders in the community.  The compensation committee also believes that membership encourages these executive officers to participate in business and civic activities within our service territory and promotes our business and the goodwill of the company.

•   Annual executive officer physical examination

Each of our named executive officers is entitled to receive an annual comprehensive physical examination and related tests.  Our maximum contribution for this benefit is $1,500 per year.  We provide this benefit to encourage the proactive management of our executives’ health, to provide an opportunity for early diagnosis and management of health issues and to promote the executive officers’ productivity and continued service to the company.  We expended no monies for this benefit in 2008.

•   Relocation assistance

We offer relocation assistance to supervisors, managers and executives who are required to move for job-related reasons from one location to another.  We pay reasonable and customary costs of transporting the employee’s household goods and expenses for packing and unpacking.  We also offer assistance in selling or purchasing the employee’s home.  A moving allowance may also be available for other expenses related to the move.

Our relocation benefit facilitates the relocation of our executive officers and others from one business location to another to meet our management needs throughout our service territory.  There were no payments to our named executive officers for relocation assistance in 2008.

•   Family travel with an executive officer who is traveling for business purposes

Our executive family travel practice allows an executive’s spouse or other family member to accompany the executive for business travel on the company airplane if space permits.  This practice is intended to facilitate executive business travel at minimal additional cost to the company.  No family members traveled with a named executive officer at the company’s expense in 2008.

The compensation committee believes that providing these perquisites is a relatively inexpensive way to enhance the competitiveness of the executive officers’ compensation packages and that each perquisite represents a cost-effective investment in executive performance.  We have historically provided each of these perquisites and have continued to provide them to facilitate and enhance our executive officers’ service to the company.  The compensation committee’s decisions regarding perquisites did not affect any other decisions the committee made with respect to other elements of compensation.

Executive Officer Evaluation

After the compensation committee reviews the market compensation data, it reviews each executive officer’s level of experience and performance to determine what the executive officer’s compensation should be relative to the market range.

For the chief executive officer review, each of our directors completes an annual written evaluation, which addresses positive and negative aspects of the chief executive officer’s performance.  This evaluation covers fourteen executive attributes categorized under three headings: strategic capability, leadership and performance.

Strategic Capability
•	vision – builds and articulates a shared vision
•	strategy – develops a sound, long-term strategy
•	implementation – ensures successful implementation; makes timely adjustments when external conditions change

Leadership
•	character – committed to personal and business values and serves as a trusted example
•	temperament – emotionally stable and mature in the use of power
•	insight – understands own strengths and weaknesses and is sensitive to the needs of others
•	courage – handles adversity and makes the tough calls when necessary
•	charisma – paints an exciting picture of change; sets the pace of change and orchestrates it well

Performance
•	financial – financial performance meets or exceeds plan and is competitive relative to industry peers
•	leadership – dynamic, decisive, strong confidence in self and others; demonstrates personal sacrifice, determination and courage
•	relationships – builds and maintains relationships with key stakeholders
•	operational – establishes performance standards and clearly defines expectations
•	succession – develops and enables a talented team
•	compliance – establishes strong auditing and internal controls, and fosters a culture of ethical behavior

For other executive officer reviews, the chief executive officer provides a thorough evaluation of each executive officer’s accomplishments during the year and overall performance under the categories of operational excellence, financial/customer performance, customer/operational excellence, employee/operational excellence and financial/operational excellence.  In addition, each executive officer is evaluated against eight competencies:

•	establishing strategic direction
•	customer orientation
•	business acumen
•	developing strategic relationships
•	building organizational talent
•	operational decision making
•	leadership and
•	driving for results.

2008 NAMED EXECUTIVE OFFICER COMPENSATION

2008 Incentive Awards

The committee’s first step in setting 2008 compensation for our named executive officers was to establish the performance goals for the short-term and long-term incentive awards.

2008 Short-Term Incentive Performance Goals

The 2008 short-term incentive goals were designed to motivate our executives to achieve certain key corporate operational and net income goals for the benefit of our customers and shareholders.  The goals and weightings established by our committee were as follows:

Goal	Weighting
Customer satisfaction	15%
Other O&M expense, as adjusted	15%
Network reliability	10%
IDACORP 2008 consolidated net income	20%
Idaho Power 2008 net income	40%

These goals are the same as those for 2007.  For 2008, we increased the weighting of the Idaho Power 2008 net income goal from 30% to 40% and decreased the weighting of the IDACORP 2008 consolidated net income goal from 30% to 20%.  These changes reflect the reduction of non-regulated business activity at IDACORP and the focus on the capital expansion requirements at Idaho Power Company.

•
The customer satisfaction goal focuses us on our relationship with our customers and on serving our small and large general service customers.    We measure customer satisfaction by quarterly surveys by an independent survey firm. The customer relationship index details our performance through the eyes of a customer and was based on a rolling 4-quarter average for the period beginning January 1, 2008 through December 31, 2008.  The survey data covered five specific performance qualities: overall satisfaction, quality, value, advocacy and loyalty.

•
The Other O&M expense goal focuses on the effective use of assets and capital. The operational target was to manage to budgeted levels of forecasted amounts.  For 2008, we defined Other O&M expense, as adjusted, as other operation expense, as shown on our audited year-end financial statements, but excluding third party transmission expense, short-term employee and executive incentive expense and fixed cost adjustment – and maintenance expense, as shown on our audited year-end financial statements.

•
The network reliability goal is also intended to focus executives on our relationships with our customers.  We measure this goal by the number of interruptions greater than five minutes in duration.  The goal also includes a cap of no more than 10 percent of small and large general service customers subjected to more than six interruptions during the 2008 calendar year.  If the cap is exceeded, no payout will be made.

•
IDACORP consolidated net income and Idaho Power net income goals provide the most important overall measure of our financial performance.  The net income goals align management and shareholder interests by motivating our executive officers to increase company earnings for the benefit of shareholders.   IDACORP consolidated net income is net income in the audited year-end financial statements, with target amounts as those amounts are reported after considering all applicable incentive amounts.  Idaho Power net income is net income reported in the audited year-end financial statements, exclusive of short-term employee and executive incentive expense net of tax.

The table below shows the performance goals and results for the 2008 short-term incentive awards.

2008 Short-Term Incentive Performance Goals

Performance Goals	Performance Levels		Qualifying Multiplier	2008 Results
Customer Satisfaction – Customer Relations Index Score	Threshold Target Maximum	81.5% 82.5% 84.0%	7.5% 15% 30%	82.26% (above threshold)
Other O&M Expense, as adjusted	Threshold Target Maximum	$277.0M $274.2M $266.0M	7.5% 15% 30%	$275.1 (above threshold)
Network Reliability – Number of Outage Incidents	Threshold Target Maximum	< 2.5 < 2.1 < 1.7	5% 10% 20%	1.937 (above target)
IDACORP 2008 Consolidated Net Income	Threshold Target Maximum	$81.0M $88.0M $98.0M	10% 20% 40%	$98.4M (above maximum)
Idaho Power 2008 Net Income	Threshold Target Maximum	$76.0M $84.0M $94.0M	20% 40% 80%	$94.1M (above maximum)

2008 Short-Term Incentive Award Opportunities and Results

Award opportunities under the IDACORP Executive Incentive Plan were established at threshold, target and maximum, based on a percentage of each named executive officer’s 2008 base salary.  The table below shows the award opportunities and the actual amounts earned for each named executive officer, based on the 2008 actual short-term incentive performance results of 160.14% of target level performance. We discuss the reasons for each named executive officer’s award opportunities in the sections relating to each officer below.

2008 Short-Term Incentive Awards

Executive	2008 Base Salary ($)	Threshold	Target	Maximum	Market (Target)	2008 Award Earned (% of Base Salary)	2008 Award Earned ($)
Mr. Keen	600,000	40% ($240,000)	80% ($480,000)	160% ($960,000)	102% ($643,620)	128	768,672
Mr. Anderson	340,000	25% ($85,000)	50% ($170,000)	100% ($340,000)	51% ($178,500)	80	272,238
Mr. Saldin	300,000	20% ($60,0000)	40% ($120,000)	80% ($240,000)	41% ($115,620)	64	192,168
Mr. Miller	300,000	20% ($60,000)	40% ($120,000)	80% ($240,000)	40% ($110,400)	64	192,168
Mr. Minor	290,000	20% ($58,0000)	40% ($116,000)	80% ($232,000)	50% ($150,000)	64	185,762

The short-term executive incentive plan does not permit the payment of awards if there is no payment of awards under the employee incentive plan or if IDACORP does not have net income sufficient to pay dividends on its common stock.

2008 Long-Term Incentive Awards

Our 2008 long-term incentive awards cover a three-year period.  The 2008-2010 awards included:

•	time-vesting restricted stock, representing one-third of the 2008-2010 awards and

•	performance shares, representing two-thirds of the 2008-2010 awards.

The compensation committee recommended, and the board approved, awards of time-vesting restricted stock and performance shares at their February 2008 meetings, which occurred after we released our 2007 earnings.

Prior to 2006, the long-term incentive awards were comprised of stock options, time-vesting restricted stock and performance shares with a single goal of cumulative earnings per share.  With assistance from Towers Perrin, the compensation committee reviewed the components of long-term incentive compensation during 2005.  The committee determined to eliminate stock options and to use only restricted stock and performance shares in 2006.  In addition, with respect to the performance shares, the compensation committee decided to use two goals weighted equally, cumulative earnings per share and relative total shareholder return, rather than a single goal of cumulative earnings per share.  The committee believes that these two goals provide an effective measure of financial performance of our company and align our executive officers’ management efforts with our shareholders’ performance objectives.

Time-Vesting Restricted Stock

The time-vesting restricted stock awards vest on January 1, 2011, as long as the executive officer remains employed by us throughout the restricted period.  The restricted stock provides a strong incentive for the executive to continue working for us for the entire three-year restricted period.  Because the restricted stock is intended to serve as a retention tool, the committee decided to use cliff vesting, rather than pro rata vesting, during the restricted period.  If the executive officer’s employment terminates before the vesting date, subject to board approval, the executive officer may receive a pro-rated payout, depending on the reason for the termination.

Performance Shares

Two-thirds of the target long-term incentive award is comprised of performance shares.  These shares are based entirely on our financial performance and will not be earned at any level if our minimum performance goals are not met at the end of the performance period.  Performance shares with a three-year cumulative earnings per share goal awarded for the performance periods ending in the years 2003, 2004, 2005 and 2007 were forfeited.  The performance shares may be earned by the executive officers based on two equally weighted financial goals over the 2008-2010 performance period: IDACORP cumulative earnings per share and relative IDACORP total shareholder return.

The cumulative earnings per share levels are tied to management performance as this goal relates to revenue enhancement and cost containment.  The cumulative earnings per share goals for the 2008-2010 period are as follows:

•	Threshold	$5.80
•	Target	$6.20
•	Maximum	$6.70

Total shareholder return is determined by our common stock price change and dividends paid over the 2008-2010 performance period.  We then compare our 2008-2010 total shareholder return with the total shareholder returns achieved by a comparison group of companies over the same three-year period.  The comparison group consists of the utility companies in the S&P MidCap 400 Index at the end of the performance period.

We compare our total shareholder return with these companies’ total shareholder returns on a percentile basis.  For example, if our total shareholder return falls exactly in the middle of the total shareholder returns of the comparison companies, we would rank in the 50th percentile of the comparison group.  The total shareholder return performance levels for the 2008-2010 performance period are:

•	Threshold	40th percentile of companies
•	Target	55th percentile of companies
•	Maximum	75th percentile of companies

The compensation committee approved these percentile levels to provide a range of goals that are challenging yet potentially achievable by our company.

As with base salary and 2008 short-term incentive opportunities, in establishing the named executive officers’ long-term incentive awards, the compensation committee reviewed the competitive compensation analysis.  The long-term incentive opportunities for Mr. Keen, Mr. Anderson, Mr. Saldin and Mr. Minor are below the market levels for their respective positions, and the long-term incentive opportunity for Mr. Miller is at the market level for his position.  The committee will consider increasing below-market long-term incentive levels in the future as the executives continue to gain experience and expertise in their respective positions.

The compensation committee believes that the 2008 long-term incentive awards will be very effective in aligning our executive officers’ management efforts with our shareholders’ performance objectives.  Earnings per share and total shareholder return represent key measures of performance for the benefit of our shareholders.  The compensation committee believes that the 2008 long-term incentive awards provide significant incentive to our executive officers to achieve those goals.

The table below shows the long-term incentive award opportunities for each named executive officer.

2008-2010 Long-Term Incentive Award Opportunities

Executive	Time-Vesting Restricted Stock (Percent of Base Salary) (%)	Performance Shares (CEPS and TSR) (Percent of Base Salary) (%)		Total Long-Term Incentive Award (Percent of Base Salary) (%)		Total Long-Term Incentive (Dollar Value based on 2008 Base Salary) ($)		2008 Market Target ($)
Mr. Keen	45	Threshold - Target - Maximum -	45 90 135	Threshold - Target - Maximum -	90 135 180	Threshold - Target - Maximum -	540,000 810,000 1,080,000	1,037,000
Mr. Anderson	30	Threshold - Target - Maximum -	30 60 90	Threshold - Target - Maximum -	60 90 120	Threshold - Target - Maximum -	204,000 306,000 408,000	407,000
Mr. Saldin	23.3	Threshold - Target - Maximum -	23.3 46.6 70	Threshold - Target - Maximum -	46.6 70 93.3	Threshold - Target - Maximum -	139,800 210,000 280,000	245,000
Mr. Miller	23.3	Threshold - Target - Maximum -	23.3 46.6 70	Threshold - Target - Maximum -	46.6 70 93.3	Threshold - Target - Maximum -	139,800 210,000 280,000	210,000
Mr. Minor	23.3	Threshold - Target - Maximum -	23.3 46.6 70	Threshold - Target - Maximum -	46.6 70 93.3	Threshold - Target - Maximum -	135,140 203,000 270,570	249,000

The named executive officers receive dividends on the time-vesting restricted stock during the vesting period.  This reflects the fact that the IDACORP stock is assured of being paid to the named executive officer over the 2008-2010 vesting period as long as the named executive officer remains employed by the company.  However, dividends on the performance shares are not paid to our named executive officers during the 2008-2010 performance period.  Instead, they are paid at the end of the performance period only on performance shares that are actually earned.

Forfeiture of Performance Share Awards in 2008

The 2005-2007 performance share awards under the IDACORP 2000 Long-Term Incentive and Compensation Plan were forfeited based on IDACORP’s below threshold cumulative earnings per share of $5.87 for the 2005-2007 period.  The table below lists the shares awarded on January 20, 2005 and the shares and dividend equivalents forfeited on February 21, 2008.

Name	Shares Awarded on January 20, 2005 (#)	Shares Forfeited on February 21, 2008 (#)	Dividend Equivalents ($)
Mr. Keen	4,675	4,675	16,830
Mr. Anderson	1,613	1,613	5,807
Mr. Saldin	1,681	1,681	6,052
Mr. Miller	1,815	1,815	6,534
Mr. Minor	1,378	1,378	4,961

2008 Target Direct Compensation

The table below sets forth the total 2008 target direct compensation package that the compensation committee established for each named executive officer.

Executive	2008 Base Salary ($)	2008 Short-Term Incentive (Target - % of Base Salary) (%)	2008 Long-Term Incentive (Target - % of Base Salary)		Total Estimated 2008 Cash Compensation (Base Salary plus Short- Term Incentive at Target) ($)	Total Estimated 2008 Direct Compensation (Base Salary plus Short- Term Incentive and Long-Term Incentive at Target) ($)
			Time- Vesting Restricted Stock (%)	Performance Shares (%)
Mr. Keen	600,000	80	45	90	1,080,000	1,890,000
Mr. Anderson	340,000	50	30	60	510,000	816,000
Mr. Saldin	300,000	40	23.3	46.6	420,000	630,000
Mr. Miller	300,000	40	23.3	46.6	420,000	630,000
Mr. Minor	290,000	40	23.3	46.6	406,000	609,000

In the following sections we describe how we determined 2008 direct compensation for each of our named executive officers.

J. LaMont Keen 2008 Compensation

Background

Mr. Keen, who joined Idaho Power in 1975, assumed the responsibilities of president and chief executive officer of IDACORP on July 1, 2006. He had been president and chief operating officer of Idaho Power since January 2002 and was appointed chief executive officer of Idaho Power in November 2005.  Mr. Keen also has served on the IDACORP and Idaho Power boards of directors since July 15, 2004.

Market Compensation Analysis

The compensation committee reviewed the market compensation analysis for Mr. Keen’s position as president and chief executive officer.  The market compensation analysis compared Mr. Keen’s 2007 compensation with projected 2008 market compensation, based on target incentive plan performance.  The market figures were based on the blended compensation mid-point discussed in Our Process for Setting Executive Compensation – Market Compensation Analysis above.

J. LaMont Keen Market Compensation Analysis

Direct Compensation	2008 Market Target Compensation[1]	2007 Keen Target Compensation	2007 Keen Target Compensation as % of 2008 Market Target Compensation
Base Salary	$631,000	$500,000	79%
Short-Term Incentive (% of Base Salary)	102% ($643,620)	60% ($300,000)	47%
Long-Term Incentive (% of Base Salary)	164% ($1,037,000)	120% ($600,000)	58%
Cash Total = Base Salary + Short-Term Incentive	$1,270,000	$800,000	63%
Total = Base Salary + Short-Term Incentive + Long-Term Incentive	$2,306,000	$1,400,000	61%
_____________________
1 Market compensation figures do not add precisely due to market data calculation process.

Allocation of Compensation

The committee determined that a larger percentage of Mr. Keen’s total compensation for 2008 should be allocated to “at risk” compensation under the short-term incentive plan and long-term incentive plan.  The committee determined that 68% of Mr. Keen’s 2008 target direct compensation should be in the form of incentive compensation in comparison to 64% for 2007.  The committee believes that this allocation is appropriate for Mr. Keen because he has the authority and responsibility as president and chief executive officer of our company to establish and execute our long-term strategic plan.

Allocation of Compensation for Mr. Keen

Year	% of Total Target Compensation Allocated to Short-Term Incentive	% of Total Target Compensation Allocated to Long-Term Incentive
2008	25	43
2007	21	43

Executive Officer Performance

Mr. Keen received favorable performance reviews from our board of directors for 2007, and the committee noted that Mr. Keen’s strong performance as president and chief executive officer in 2007 supports his 2008 compensation levels.  Our board of directors reviewed Mr. Keen’s 2007 performance under the extensive performance criteria set forth in Executive Officer Evaluation above.    These accomplishments included the following:

•	development of strategies to improve the company’s regulated rate of return

•	enhancement of relationships within Idaho and in the utility industry

•	development of succession plans for key officer positions

•	development and implementation of compliance strategies and

•	continued improvement of company operations

Setting Mr. Keen’s 2008 Compensation

The committee reviewed Mr. Keen’s 2007 base salary of $500,000, which was substantially lower than the 2008 market mid-point of $631,000.  The committee discussed its plan to raise Mr. Keen’s direct compensation closer to the market mid-point level over the three years following his appointment as president and chief executive officer, assuming his continued positive performance in the position.  Based on this plan, and Mr. Keen’s strong performance in 2007, the committee set Mr. Keen’s 2008 base salary at $600,000, a 20% increase.  This was still below market, but consistent with the committee’s plan to gradually increase his direct compensation.

The committee also increased Mr. Keen’s 2008 short-term and long-term incentive awards to bring his compensation closer to the market mid-point and to reflect his high level of performance in 2007.  The committee increased Mr. Keen’s short-term incentive target award from 60% to 80% of base salary at target and increased his 2008-2010 long-term target incentive award from 120% to 135% of base salary at target.  These increases brought Mr. Keen closer to the market mid-point for his position and reflected his increased experience and strong performance as president and chief executive officer in 2007.  Mr. Keen’s total direct compensation at target for 2008 was $1,890,000, of which $1,290,000 represented at risk incentive pay.  This compared with the market mid-point target compensation of $2,306,000.

J. LaMont Keen 2008 Direct Compensation

Direct Compensation	2008 Keen Target Compensation	2008 Market Target Compensation[1]	2008 Keen Target Compensation as % of 2008 Market Target Compensation	2007 Keen Target Compensation	% Increase from 2007 Keen Target Compensation
Base Salary	$600,000	$631,000	95%	$500,000	+20%
Short-Term Incentive (% of Base Salary)	80% ($480,000)	102% ($643,620)	75%	60% ($300,000)	+60%
Long-Term Incentive – Time Vesting Restricted Stock (% of Base Salary)	45% ($270,000)	164% ($1,037,000)	78%	40% ($200,000)	+35%
Long-Term Incentive – Performance Shares (% of Base Salary)	90% ($540,000)			80% ($400,000)	+35%
Cash Total = Base Salary + Short- Term Incentive	$1,080,000	$1,270,000	85%	$800,000	+35%
Total = Base Salary + Short-Term Incentive + Long-Term Incentive	$1,890,000	$2,306,000	82%	$1,400,000	+35%
_____________________
1 Market compensation figures do not add precisely due to market data calculation process.

Darrel T. Anderson 2008 Compensation

Background

Mr. Anderson was appointed senior vice president - administrative services and chief financial officer in July 2004.  Prior to this appointment, Mr. Anderson served as vice president, chief financial officer and treasurer. He was named to this position in March 2002. From April 1999 to March 2002, he was the vice president of finance and treasurer.  Before joining our company in 1996, Mr. Anderson was senior manager of audit services for a big five professional services firm.

Market Compensation Analysis

The compensation committee reviewed the market compensation analysis for Mr. Anderson’s position as senior vice president – administrative services and chief financial officer.  The market compensation analysis compared Mr. Anderson’s 2007 compensation with projected 2008 market compensation, based on target incentive plan performance.  The market figures were based on the blended compensation mid-point discussed in Our Process for Setting Executive Compensation – Market Compensation Analysis above.

Darrel T. Anderson Market Compensation Analysis

Direct Compensation	2008 Market Target Compensation[1]	2007 Anderson Target Compensation	2007 Anderson Target Compensation as % of 2008 Market Target Compensation
Base Salary	$350,000	$310,000	89%
Short-Term Incentive (% of Base Salary)	51% ($178,500)	40% ($124,000)	69%
Long-Term Incentive (% of Base Salary)	116% ($407,000)	75% ($232,500)	57%
Cash Total = Base Salary + Short-Term Incentive	$528,500	$434,000	82%
Total = Base Salary + Short-Term Incentive + Long-Term Incentive	$935,500	$666,500	71%
_____________________
1 Market compensation figures do not add precisely due to market data calculation process.

Allocation of Compensation

The committee determined that a larger percentage of Mr. Anderson’s total compensation for 2008 should be allocated to “at risk” compensation under our executive incentive plans.  The committee determined that 58% of Mr. Anderson’s 2008 target direct compensation should be in the form of incentive compensation, in comparison to 54% for 2007.  The committee also weighted the target long-term incentive compensation for 2008 more heavily than for 2007 to emphasize the company’s focus on long-term growth.  The committee believes that this allocation is appropriate for Mr. Anderson since he plays an important role in the long-term strategic planning for our company in his position of  senior vice president-administrative services and chief financial officer.

Allocation of Compensation for Mr. Anderson

Year	% of Total Target Compensation Allocated to Short-Term Incentive	% of Total Target Compensation Allocated to Long-Term Incentive
2008	21	37
2007	19	35

Executive Officer Performance

Mr. Anderson received favorable performance reviews for 2007.  The committee noted Mr. Anderson’s performance excelled in 2007 and his leadership skills are outstanding.  The committee noted these major accomplishments by Mr. Anderson in 2007:

•	successfully managing 2007 capital and O&M budgets

•	maintaining our liquidity and credit quality

•	overseeing successful completion of supply chain management system

•	supporting 2007 regulatory initiatives

•	supporting our high performance culture initiatives

Setting Mr. Anderson’s 2008 Compensation

The committee reviewed Mr. Anderson’s 2007 base salary of $310,000, which was low when compared with the 2008 market mid-point of $350,000.  The committee discussed its intention to raise Mr. Anderson’s compensation closer to the market as he continues to gain experience as senior vice president – administration and chief financial officer.  Based on this plan, and Mr. Anderson’s performance in 2007, the committee set Mr. Anderson’s 2008 base salary at $340,000, a 9.7% increase.

The committee also increased Mr. Anderson’s 2008 short-term incentive award and long-term incentive awards to bring his compensation closer to the market mid-point and to reflect his high level of performance in 2007.  The committee increased Mr. Anderson’s short-term incentive target award from 40% to 50% of base salary at target and increased his 2008-2010 long-term target incentive award from 75% to 90% of base salary at target.  These increases brought Mr. Anderson closer to the market mid-point for his position and reflected his added experience and capable performance as senior vice president – administrative services and chief financial officer in 2007.  Mr. Anderson’s total direct compensation at target for 2008 was $816,000, of which $476,000 represented at risk incentive pay.  This compared with the market mid-point target compensation of $935,500.

Darrel T. Anderson 2008 Direct Compensation

Direct Compensation	2008 Anderson Target Compensation	2008 Market Target Compensation[1]	2008 Anderson Target Compensation as % of 2008 Market Target Compensation	2007 Anderson Target Compensation	% Increase from 2007 Anderson Target Compensation
Base Salary	$340,000	$350,000	97%	$310,000	+10%
Short-Term Incentive (% of Base Salary)	50% ($170,000)	51% ($178,500)	95%	40% ($124,000)	+37%
Long-Term Incentive – Time Vesting Restricted Stock (% of Base Salary)	30% ($102,000)	116% ($407,000)	75%	25% ($77,500)	+32%
Long-Term Incentive Performance Shares (% of Base Salary)	60% ($204,000)			50% ($155,000)	+32%
Cash Total = Base Salary + Short- Term Incentive	$510,000	$528,500	96%	$434,000	+18%
Total = Base Salary + Short- Term Incentive + Long-Term Incentive	$816,000	$935,500	87%	$666,500	+22%
_____________________
1 Market compensation figures do not add precisely due to market data calculation process.

Thomas R. Saldin 2008 Compensation

Background

Mr. Saldin assumed the position of senior vice president, general counsel and secretary on October 1, 2004.  On March 15, 2007, his title was changed to senior vice president and general counsel.  Mr. Saldin worked for Albertson’s Inc. from 1978 until retiring in 2001. During that time he served as assistant general counsel (1978-1981), vice president and general counsel (1981-1983), senior vice president and general counsel (1983-1991), executive vice president, administration and general counsel (1991-1999), and executive vice president and general counsel (1999-2001).

Market Compensation Analysis

The compensation committee reviewed the market compensation analysis for Mr. Saldin’s position as senior vice president and general counsel.  The market compensation analysis compared Mr. Saldin’s 2007 compensation with projected 2008 market compensation, based on target incentive plan performance.  The market figures were based on the blended compensation mid-point we discussed in Our Process for Setting Executive Compensation – Market Compensation Analysis above.

Thomas R. Saldin Market Compensation Analysis

Direct Compensation	2008 Market Target Compensation[1]	2007 Saldin Target Compensation	2007 Saldin Target Compensation as % of 2008 Market Target Compensation
Base Salary	$282,000	$285,000	101%
Short-Term Incentive (% of Base Salary)	41% ($115,620)	35% ($99,750)	86%
Long-Term Incentive (% of Base Salary)	87% ($245,000)	60% ($171,000)	70%
Cash Total = Base Salary + Short-Term Incentive	$397,620	$384,750	97%
Total = Base Salary + Short-Term Incentive + Long-Term Incentive	$642,620	$555,750	86%
_____________________
1 Market compensation figures do not add precisely due to market data calculation process.

Allocation of Compensation

The committee also reviewed the allocation of Mr. Saldin’s compensation.  The committee determined that Mr. Saldin’s direct compensation should include a substantial component of incentive compensation since he plays a key role in our executive decision making process as senior vice president and general counsel.  Fifty-two percent of Mr. Saldin’s 2008 target direct compensation was in the form of incentive compensation.

Allocation of Compensation for Mr. Saldin

Year	% of Total Target Compensation Allocated to Short-Term Incentive	% of Total Target Compensation Allocated to Long-Term Incentive
2008	19%	33%
2007	18%	31%

Executive Officer Performance

Mr. Saldin received favorable performance reviews for 2007.  The committee noted that Mr. Saldin has provided excellent legal counsel and strategic guidance in his general counsel position and also had the following major accomplishments in 2007:

•	providing effective legal support and guidance regarding litigation and regulatory matters

•	continued development of our compliance program

•	succession planning support

•	legal defense of our water rights and

•	supporting relicensing efforts

Setting Mr. Saldin’s 2008 Compensation

The committee reviewed Mr. Saldin’s 2007 base salary of $285,000, as compared with the 2008 market mid-point of $282,000 for his position as senior vice president and general counsel.  The committee discussed its plan to maintain Mr. Saldin’s base salary at or above the market median to reflect his extensive experience and expertise in his position.  Based on this, and Mr. Saldin’s continued strong performance in 2007, the committee set Mr. Saldin’s 2008 base salary at $300,000, a 5.3% increase.

The committee also increased Mr. Saldin’s 2008 target opportunities for short-term incentive award and long-term incentive award to bring his compensation closer to the market mid-point and to reflect his high level of performance in 2007.     The committee increased Mr. Saldin’s short-term incentive target award from 35% to 40% of base salary at target and increased his 2008-2010 long-term target incentive award from 60% to 70% of base salary at target.  These increases were based on Mr. Saldin’s significant experience and expertise in his position as senior vice president and general counsel and his continued positive performance in 2007.  Mr. Saldin’s total direct compensation at target for 2008 was $629,700, of which $329,700 represented at risk incentive pay.  This compared with the total direct compensation market mid-point target compensation of $642,620.

Thomas R. Saldin 2008 Direct Compensation

Direct Compensation	2008 Saldin Target Compensation	2008 Market Target Compensation[1]	2008 Saldin Target Compensation as % of 2008 Market Target Compensation	2007 Saldin Target Compensation	% Increase from 2007 Saldin Target Compensation
Base Salary	$300,000	$282,000	106%	$285,000	+5%
Short-Term Incentive (% of Base Salary)	40% ($120,000)	41% ($115,620)	104%	35% ($99,750)	+20%
Long-Term Incentive – Time Vesting Restricted Stock (% of Base Salary)	23.3% ($69,900)	87% ($245,000)	86%	20% ($57,000)	+23%
Long-Term Incentive Performance Shares (% of Base Salary)	46.6% ($139,800)			40% ($114,000)	+23%
Cash Total = Base Salary + Short-Term Incentive	$420,000	$397,620	106%	$384,750	+9%
Total = Base Salary + Short-Term Incentive + Long-Term Incentive	$629,700	$642,620	98%	$555,750	+13%
_____________________
1 Market compensation figures do not add precisely due to market data calculation process.

James C. Miller 2008 Compensation

Background

Mr. Miller, who has over 30 years of experience with the company, became Idaho Power senior vice president - power supply on July 1, 2004. In this role, Mr. Miller is responsible for our company’s production and supply of electricity including the operation of 17 hydroelectric projects, overseeing our relicensing efforts, managing our interest in four thermal generation plants in Idaho, Wyoming, Nevada and Oregon and marketing and contract activities related to power supply.  Prior to this appointment, Mr. Miller served as senior vice president - delivery. He was named to this position in September 1999.

Market Compensation Analysis

The compensation committee reviewed the market compensation analysis for Mr. Miller’s position as senior vice president - power supply.  For Mr. Miller’s position, the Towers Perrin 2007 Energy Services Industry survey for companies with annual revenues between $1 billion and $3 billion was the only private survey used because there was insufficient data for his position in the Towers Perrin 2007 Energy Services Industry survey for companies with annual revenues less than $1 billion.  The market compensation analysis compared Mr. Miller’s 2007 compensation with projected 2008 market compensation, based on target incentive plan performance.  The market figures were based on the energy industry compensation mid-point we discussed in Our Process for Setting Executive Compensation – Market Compensation Analysis above.

James C. Miller Market Compensation Analysis

Direct Compensation	2008 Market Target Compensation[1]	2007 Miller Target Compensation	2007 Miller Target Compensation as % of 2008 Market Target Compensation
Base Salary	$276,000	$295,000	107%
Short-Term Incentive (% of Base Salary)	40% ($110,400)	35% ($103,250)	94%
Long-Term Incentive (% of Base Salary)	76% ($210,000)	60% ($177,000)	84%
Cash Total = Base Salary + Short-Term Incentive	$386,400	$398,250	103%
Total = Base Salary + Short-Term Incentive + Long-Term Incentive	$596,400	$575,250	96%
_____________________
1 Market compensation figures do not add precisely due to market data calculation process.

Allocation of Compensation

The committee also reviewed the allocation of Mr. Miller’s compensation. The committee believes that Mr. Miller’s direct compensation should include a substantial component of incentive compensation since he has significant control over our operational performance as senior vice president - power supply, which includes our entire generation function.   The committee determined that 52% of Mr. Miller’s 2008 target direct compensation should be in the form of incentive compensation.

Allocation of Compensation for Mr. Miller

Year	% of Total Target Compensation Allocated to Short-Term Incentive	% of Total Target Compensation Allocated to Long-Term Incentive
2008	19%	33%
2007	18%	31%

Executive Officer Performance

Mr. Miller received favorable performance reviews for 2007.  The committee noted Mr. Miller’s extensive experience and strong performance in the power supply area and the results associated with these major accomplishments in 2007:

•	solidifying our integrated resource plan during a time of rapid environmental and political change

•	facilitating regulatory compliance efforts

•	overseeing renewable energy acquisitions and integration

•	preserving our hydro and thermal resource base

•	effectively managing power supply’s O&M and capital budgets

Setting Mr. Miller’s 2008 Compensation

The committee reviewed Mr. Miller’s 2007 base salary of $295,000, which was above the 2008 market mid-point of $276,000 for his position.  The committee discussed its plan to maintain Mr. Miller’s base salary at or above the market mid-point to reflect his extensive experience and expertise in his position and his continued strong performance.  Based on this plan, and Mr. Miller’s positive performance in 2007, the committee set Mr. Miller’s 2008 base salary at $300,000, a 1.7% increase.

The committee also increased Mr. Miller’s 2008 target opportunities for short-term incentive award and long-term incentive award to bring his compensation closer to the market mid-point and to reflect his favorable performance in 2007.     The committee increased Mr. Miller’s short-term incentive target award from 35% to 40% of base salary at target and increased his 2008-2010 long-term target incentive award from 60% to 70% of base salary at target.  These increases reflect Mr. Miller’s extensive experience and expertise as senior vice president of power supply and his continuing strong performance in 2007.  Mr. Miller’s total direct compensation at target for 2008 was $629,700, of which $329,700 represented at risk incentive pay.  This compared to the market mid-point target compensation of $596,400.

James C. Miller 2008 Direct Compensation

Direct Compensation	2008 Miller Target Compensation	2008 Market Target Compensation[1]	2008 Miller Target Compensation as % of 2008 Market Target Compensation	2007 Miller Target Compensation	% Increase from 2007 Miller Target Compensation
Base Salary	$300,000	$276,000	109%	$295,000	+2%
Short-Term Incentive (% of Base Salary)	40% ($120,000)	40% ($110,400)	109%	35% ($103,250)	+16%
Long-Term Incentive – Time Vesting Restricted Stock (% of Base Salary)	23.3% ($69,900)	76% ($210,000)	100%	20% ($59,000)	+18%
Long-Term Incentive Performance Shares (% of Base Salary)	46.6% ($139,800)			40% ($118,000)	+18%
Cash Total = Base Salary + Short-Term Incentive	$420,000	$386,400	109%	$398,250	+5%
Total = Base Salary + Short-Term Incentive + Long-Term Incentive	$629,700	$596,400	106%	$575,250	+9%
_____________________
1 Market compensation figures do not add precisely due to market data calculation process.

Daniel B. Minor 2008 Compensation

Background

Mr. Minor, who has over 20 years of service with the company, became Idaho Power senior vice president - delivery on July 1, 2004. He is responsible for our electric transmission and distribution systems and retail customer care, including metering and billing. Delivery is Idaho Power’s largest single business unit with approximately 1,100 employees across our 24,000 square-mile service area serving more than 487,000 customers.  Prior to this, Mr. Minor served as vice president - administrative services and human resources. He was appointed to this position in November 2003.

Market Compensation Analysis

The compensation committee reviewed the market compensation analysis for Mr. Minor’s position as senior vice president - delivery.  The market compensation analysis compared Mr. Minor’s 2007 compensation with projected 2008 market compensation, based on target incentive plan performance.  The market figures were based on the energy industry mid-point we discussed in Our Process for Setting Executive Compensation – Market Compensation Analysis above.

Daniel B. Minor Market Compensation Analysis

Direct Compensation	2008 Market Target Compensation[1]	2007 Minor Target Compensation	2007 Minor Target Compensation as % of 2008 Market Target Compensation
Base Salary	$300,000	$270,000	90%
Short-Term Incentive (% of Base Salary)	50% ($150,000)	35% ($94,500)	63%
Long-Term Incentive (% of Base Salary)	83% ($249,000)	60% ($162,000)	65%
Cash Total = Base Salary + Short-Term Incentive	$450,000	$364,500	81%
Total = Base Salary + Short-Term Incentive + Long-Term Incentive	$699,000	$526,500	75%
_____________________
1 Market compensation figures do not add precisely due to market data calculation process.

Allocation of Compensation

The committee also reviewed the allocation of Mr. Minor’s compensation.  The committee believes that Mr. Minor’s direct compensation should include a substantial component of incentive compensation since he has significant control over our operational performance as senior vice president-delivery, which includes the company’s transmission and distribution functions.   The committee determined that 52% of Mr. Minor’s 2008 target direct compensation should be in the form of incentive compensation.

Allocation of Compensation for Mr. Minor

Year	% of Total Target Compensation Allocated to Short-Term Incentive	% of Total Target Compensation Allocated to Long-Term Incentive
2008	19%	33%
2007	18%	31%

Executive Officer Performance

Mr. Minor received favorable performance reviews for 2007.  The committee noted Mr. Minor’s positive performance as the leader of delivery and these major accomplishments in 2007:

•	defining comprehensive transmission strategy

•	meeting 2007 energy efficiency and demand-side management goals

•	establishing ongoing program for managing service reliability

•	effectively leading efforts on workforce issues, high performance leadership and safety and

•	effectively managing delivery department’s capital and O&M budgets

Setting Mr. Minor’s 2008 Compensation

The committee reviewed Mr. Minor’s 2007 base salary of $270,000, as compared with the 2008 market mid-point of $300,000.  Based on Mr. Minor’s positive performance in 2007, the committee set Mr. Minor’s 2008 base salary at $290,000, a 7.4% increase.  This placed Mr. Minor’s base salary slightly below the market target base salary for his position, which is within the general 85%-115% executive compensation range identified by Towers Perrin.  The committee set Mr. Minor’s direct compensation to reflect Mr. Minor’s responsibility for overseeing the development and implementation of our transmission and distribution system expansion plans.

The committee also increased Mr. Minor’s 2008 target opportunities for short-term incentive award and long-term incentive award to bring his compensation closer to the market mid-point and to reflect his favorable performance in 2007.  The committee increased Mr. Minor’s short-term incentive target award from 35% to 40% of base salary at target and increased his 2008-2010 long-term target incentive award from 60% to 70% of base salary at target.  These increases reflected Mr. Minor’s continued strong leadership as senior vice president of our delivery department in 2007.  Mr. Minor’s total direct compensation at target for 2008 was $608,710, with $318,710 of that amount representing at-risk incentive pay.  This compares with the market mid-point target compensation $699,000.

Daniel B. Minor 2008 Direct Compensation

Direct Compensation	2008 Minor Target Compensation	2008 Market Target Compensation[1]	2008 Minor Target Compensation as % of 2008 Market Target Compensation	2007 Minor Target Compensation	% Increase from 2007 Minor Target Compensation
Base Salary	$290,000	$300,000	97%	$270,000	+7%
Short-Term Incentive (% of Base Salary)	40% ($116,000)	50% ($150,000)	77%	35% ($94,500)	+23%
Long-Term Incentive – Time Vesting Restricted Stock (% of Base Salary)	23.3% ($67,570)	83% ($249,000)	81%	20% ($54,000)	+25%
Long-Term Incentive Performance Shares (% of Base Salary)	46.6% ($135,140)			40% ($108,000)	+25%
Cash Total = Base Salary + Short-Term Incentive	$406,000	$450,000	90%	$364,500	+11%
Total = Base Salary + Short-Term Incentive + Long-Term Incentive	$608,710	$699,000	87%	$526,500	+16%
_____________________
1 Market compensation figures do not add precisely due to market data calculation process.

POST-TERMINATION COMPENSATION PROGRAMS

Idaho Power Company Retirement Plan

Our retirement plan is available to all our employees.

We discuss the material terms of our retirement plan later in this proxy statement in the narrative following the Pension Benefits for 2008 table.  Because benefits under our retirement plan increase with an employee’s period of service and earnings, the compensation committee believes that providing a pension serves as an important retention tool by encouraging our employees to make long-term commitments to the company.

Idaho Power Company Security Plans For Senior Management Employees

The security plans provide supplemental retirement benefits for certain key employees beyond our retirement plan benefits.  The compensation committee views these supplemental retirement benefits as a key component in attracting and retaining qualified executives.

Benefits under the security plans continue to accrue for up to 25 years of continuous service at a senior management level.  Because benefits under the Idaho Power Company Security Plan for Senior Management Employees II increase with period of service and earnings, the compensation committee believes that providing a supplemental pension under this plan serves as an important retention tool by encouraging our key employees to make long-term commitments to the company.  The plans also enable us to attract and retain mid-career hires.  The security plans provide income security for our key employees and are balanced with the at-risk compensation represented by our incentive plans.

We discuss the other material terms of the security plans later in this proxy statement in the narrative following the Pension Benefits for 2008 table.

Change in Control Agreements

We have change in control agreements with all our officers.  The compensation committee believes that change in control agreements are an important benefit to promote officer retention during periods of uncertainty preceding mergers and motivate officers to weigh merger proposals in a balanced manner for the benefit of shareholders, rather than resisting such proposals for the purpose of job preservation.

Our agreements are “double trigger” agreements.  This means that two events must occur in order for payments to be made – a change in control and a termination of employment, including constructive discharge, in connection with the change in control.

If a change in control occurs and the officer is not terminated, the agreements permit the officer to terminate employment for any reason during the first month following the one year anniversary of the change in control.  We refer to this as the “13th month trigger.”  In this event, the officer would receive the same severance benefits except that the lump sum payments equal to two and one-half times annual compensation would be reduced by one-third and the welfare benefits would continue for 18 months, not 24 months.  The first year after a change in control is a critical transition period, and the 13th month trigger serves as an important tool to encourage our officers to remain with the company or our successor.

We amended the change in control agreements in 2008 to comply with Section 409A of the Internal Revenue Code, but we did not otherwise change the terms of the agreements.

We discuss the other material terms of our change in control agreements later in this proxy statement.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Robert A. Tinstman, Chairman
Judith A. Johansen
Christine King
Peter S. O’Neill

Summary Compensation Table for 2008

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)[1]	Option Awards ($) (f) [1]	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i) [3]	Total ($) (j)
J. LaMont Keen President and CEO, IDACORP and Idaho Power	2008	596,154	-	632,406	17,182	768,672	976,156	10,724	3,001,294
	2007	498,077	-	361,565	42,627	259,740	251,502	10,224	1,423,735
	2006	436,538	-	291,968	95,739	331,726	255,884	8,800	1,420,655
Darrel T. Anderson Senior Vice President – Administrative Services and CFO, IDACORP and Idaho Power	2008	338,846	-	236,571	7,253	272,238	344,836	10,570	1,210,314
	2007	308,846	-	142,759	19,629	107,359	86,908	9,694	675,195
	2006	278,462	40,000	136,082	39,138	153,860	131,146	8,657	787,345
Thomas R. Saldin Senior Vice President and General Counsel, IDACORP and Idaho Power	2008	299,423	-	189,563	4,284	192,168	355,452	13,312	1,054,202
	2007	284,231	-	103,829	7,457	86,364	307,180	9,612	798,673
	2006	264,423	-	59,939	12,217	145,618	244,690	8,800	735,687
James C. Miller Senior Vice President – Power Supply, Idaho Power	2008	299,808	-	196,285	6,689	192,168	353,876	10,462	1,059,288
	2007	294,423	-	122,027	15,781	89,394	_4	9,612	531,237
	2006	279,615	-	110,190	41,288	153,860	107,892	4,935	697,780
Daniel B. Minor Senior Vice President – Delivery, Idaho Power	2008	289,231	-	178,842	4,787	185,762	342,857	10,572	1,012,051
	2007	269,231	-	103,249	9,971	81,818	216,286	9,592	690,147
	2006	248,269	-	77,421	17,656	137,375	152,834	8,765	642,320
_____________________
1
Values shown represent the accounting expense in 2008, 2007 and 2006 for restricted stock, performance shares and stock options awarded in 2008 and in prior years.  These amounts do not necessarily correspond to the actual value that will be recognized by the named executive officers.  The assumptions used to determine the values are the same as those used in the valuation of compensation expense for our audited financial statements, except for the effect of estimated forfeitures.  Statement of Financial Accounting Standards No. 123 (revised 2004), which we refer to as SFAS 123R, requires us to estimate forfeitures when awards are granted and reduce the estimated compensation expense accordingly.  However, pursuant to SEC rules, the amounts shown were determined by assuming none of the awards would be forfeited.

Stock option awards are awarded with exercise prices equal to the market value of the stock on the date of award.  The options have a term of 10 years from the award date and vest over a five-year period.  Upon adoption of SFAS 123R on January 1, 2006, the fair value of each option is amortized into compensation expense using graded-vesting.  Beginning in 2006, stock options are not a significant component of share-based compensation awards under the IDACORP 2000 Long-Term Incentive and Compensation Plan.

The fair values of all stock option awards have been estimated as of the date of the award by applying a binomial option pricing model.  The application of this model involves assumptions that are judgmental and sensitive in the determination of compensation expense.  The following key assumptions were used in determining the fair value of options awarded:

	2005	2004	2003	2002	2001
Dividend yield, based on current dividend and stock
price on award date	4.1%	3.9%	8.1%	4.7%	4.7%
Expected stock price volatility, based on IDACORP
historical volatility	23%	29%	28%	32%	29%
Risk-free interest rate based on U.S. Treasury
composite rate	4.22%	3.96%	3.94%	4.92%	5.18%
Expected term based on the SEC “simplified”
method	7 years	7 years	7 years	7 years	7 years

1
Additional information on the assumptions used to determine the fair value of the stock options, restricted stock and performance share awards is in Note 3 to the financial statements in our 2008 Form 10-K.

2
Values shown represent the change in actuarial present value of the accumulated benefit under the pension plan and the Senior Management Security Plans.  Assumptions included a discount rate of 5.6% for 2005, 5.85% for 2006, 6.4% for 2007 and 6.1% for 2008, the 1983 Group Annuity Mortality Table for post retirement mortality setback 3 years for 2005, 2006,  2007 and 2008, retirement at age 62 except for Mr. Saldin at age 65.  There were no above market earnings on deferred compensation.

3	Represents our contribution to the Employee Savings Plan, our 401(k) plan, and life insurance premiums and with respect to 2008, a charitable match contribution.
4
The change in actuarial present value of Mr. Miller’s accumulated benefit under the pension plan and the Senior Management Security Plans was a decrease of $277 due to the change in discount rates applied from 2006 to 2007.

Grants of Plan-Based Awards in 2008

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
J. LaMont Keen
Short-Term Incentive	02/21/08[1]	240,000	480,000	960,000
Restricted Stock- Time Vesting	02/21/08[2]							8,841	270,004
Performance Shares- CEPS/TSR	02/21/08[3]				8,841	17,682	26,523		402,442
Darrel T. Anderson
Short-Term Incentive	02/21/08[1]	85,000	170,000	340,000
Restricted Stock- Time Vesting	02/21/08[2]							3,340	102,004
Performance Shares- CEPS/TSR	02/21/08[3]				3,340	6,680	10,020		152,037
Thomas R. Saldin
Short-Term Incentive	02/21/08[1]	60,000	120,000	240,000
Restricted Stock- Time Vesting	02/21/08[2]							2,292	69,998
Performance Shares- CEPS/TSR	02/21/08[3]				2,293	4,585	6,878		104,347
James C. Miller
Short-Term Incentive	02/21/08[1]	60,000	120,000	240,000
Restricted Stock- Time Vesting	02/21/08[2]							2,292	69,998
Performance Shares- CEPS/TSR	02/21/08[3]				2,293	4,585	6,878		104,347
Daniel B. Minor
Short-Term Incentive	02/21/08[1]	58,000	116,000	232,000
Restricted Stock- Time Vesting	02/21/08[2]							2,216	67,677
Performance Shares- CEPS/TSR	02/21/08[3]				2,216	4,432	6,648		100,872
_____________________
1 Short-term incentive for 2008 awarded pursuant to the IDACORP Executive Incentive Plan.
2 Restricted stock (time vesting) awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.
3 Performance shares for the 2008-2010 performance period awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.

Narrative Discussion for Summary Compensation Table
and Grants of Plan-Based Awards Table

2008 Short-Term Incentive Awards

Description

In 2008 the compensation committee approved short-term incentive award opportunities for our named executive officers.  The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal.  We discuss the short-term incentive award opportunities and results in the Compensation Discussion and Analysis.

2008 Long-Term Incentive Awards

Awards and Goals

In 2008, the compensation committee approved long-term incentive awards with two components:

•	one-third of the total target award opportunity was time vesting restricted shares with a three year restricted period and

•
two-thirds of the total target award opportunity were performance based shares with two equally-weighted performance goals – cumulative earnings per share and total shareholder return in comparison to the utility companies in the S&P MidCap 400 Index at the end of the 2008-2010 performance period.

We describe each award below.

•	Time vesting shares

Each named executive officer received an award of time vesting restricted shares equal to a percentage of his base salary in 2008.  These shares vest on January 1, 2011 if the named executive officer remains continuously employed with the company during the entire restricted period.  The named executive officer will receive a prorated number of shares if he retires, with the approval of the compensation committee, dies or becomes disabled during the three year restricted period based upon the number of full months he was employed.  In the case of a change in control, the restrictions on the time vesting restricted stock are deemed to have expired.  If employment is terminated for other reasons, the shares will be forfeited.  Dividends are paid on the shares during the restricted period and are not subject to forfeiture.

•	Performance based shares

Each named executive officer received an award of performance shares at the target level equal to a percentage of his base salary in 2008.  The named executive officer will receive an award of performance shares after the end of the performance period if he remains employed by the company during the entire performance period, with certain exceptions, and we achieve our performance goals established by the compensation committee.  The named executive officer will receive a prorated number of shares if he retires, with the approval of the compensation committee, dies or becomes disabled during the three year performance period based on the number of full months he was employed.  In the case of a change in control, the payout opportunity on the performance shares is deemed to have been achieved at the target level.  If employment is terminated for other reasons, the shares will be forfeited.  Dividends will accrue during the performance period and will be paid in cash based upon the number of shares that are earned.

All performance shares that do not vest will be forfeited.

The two goals are weighted equally.

CUMULATIVE EARNINGS PER SHARE AND PAYOUT PERCENTAGE

Cumulative Earnings Per Share For Performance Period (Jan. 1 2008-Dec. 31, 2010)	Payout Percentage (% of Target Award)
$6.70 or higher - maximum	150%
$6.20 - target	100%
$5.80 - threshold	50%
Less than $5.80	0%

TOTAL SHAREHOLDER RETURN AND PAYOUT PERCENTAGE

Percentile Rank	Payout Percentage (% of Target Award)
75th or higher – maximum	150%
55th – target	100%
40th – threshold	50%
Less than 40th	0%

No options were awarded in 2008.  The number in the Summary Compensation Table reflects the FAS 123R charge for prior awards.

Salary and Bonus in Proportion to Total Compensation

The following table shows the proportion of salary to total compensation for 2008.  We paid no bonuses to our named executive officers in 2008.

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as % of Total Compensation
J. LaMont Keen	596,154	-	3,001,294	19.9%
Darrel T. Anderson	338,846	-	1,210,314	28.0%
Thomas R. Saldin	299,423	-	1,054,202	28.4%
James C. Miller	299,808	-	1,059,288	28.3%
Daniel B. Minor	289,231	-	1,012,051	28.6%

Outstanding Equity Awards at Fiscal Year-End 2008

Name (a)	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#) (b)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g) [2]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) [4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[4]
J. LaMont Keen
Option Award - 7/19/00	25,000		35.81	7/18/2010
Option Award - 1/18/01	30,000		40.31	1/17/2011
Option Award - 1/17/02	44,000		39.50	1/16/2012
Option Award - 3/20/03	30,000		22.92	3/19/2013
Option Award - 1/15/04	13,280	3,320	31.21	1/14/2014
Option Award - 1/20/05	13,351	8,902	29.75	1/19/2015
Restricted Stock-Time Vesting					24,174	711,924
Performance Shares							38,286	1,127,523

Darrel T. Anderson
Option Award – 1/18/01	4,000		40.31	1/17/2011
Option Award – 1/17/02	6,000		39.50	1/16/2012
Option Award – 3/1/02	1,000		38.68	2/29/2012
Option Award – 3/20/03	17,500		22.92	3/19/2013
Option Award – 1/15/04	7,920	1,980	31.21	1/14/2014
Option Award – 1/20/05	4,608	3,072	29.75	1/19/2015
Restricted Stock-Time Vesting					8,968	264,108
Performance Shares							14,319	421,695

Thomas R. Saldin
Option Award – 1/20/05	4,800	3,200	29.75	1/19/2015
Restricted Stock-Time Vesting					7,308	215,221
Performance Shares							11,350	334,258

Name (a)	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#) (b)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g) [2]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) [4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[4]
James C. Miller
Option Award – 1/18/01	30,000		40.31	1/17/2011
Option Award – 1/17/02	31,000		39.50	1/16/2012
Option Award – 3/20/03	20,000		22.92	3/19/2013
Option Award – 1/15/04	5,200	1,300	31.21	1/14/2014
Option Award – 1/20/05	5,184	3,456	29.75	1/19/2015
Restricted Stock-Time Vesting					7,596	223,702
Performance Shares							11,698	344,506

Daniel B. Minor
Option Award - 1/17/02	1,000		39.50	1/16/2012
Option Award - 1/15/04	2,640	660	31.21	1/14/2014
Option Award - 1/20/05	2,624	2,624	29.75	1/19/2015
Restricted Stock-Time Vesting					6,747	198,699
Performance Shares							10,821	318,678

_____________________
1
The award date for each option is listed in column (a).  All option awards become exercisable as to one-fifth of the shares originally subject to the option grant on each of the first five anniversaries of the grant date.  They remain exercisable until they expire in ten years on the dates listed in column (f).

The vesting schedule for each of the option awards is:

Award Date	20% Vested on First Anniversary	40% Vested on Second Anniversary	60% Vested on Third Anniversary	80% Vested on Fourth Anniversary	100% Vested on Fifth Anniversary
07/19/2000	07/19/2001	07/19/2002	07/19/2003	07/19/2004	07/19/2005
01/18/2001	01/18/2002	01/18/2003	01/18/2004	01/18/2005	01/18/2006
01/17/2002	01/17/2003	01/17/2004	01/17/2005	01/17/2006	01/17/2007
03/01/2002	03/01/2003	03/01/2004	03/01/2005	03/01/2006	03/01/2007
03/20/2003	03/20/2004	03/20/2005	03/20/2006	03/20/2007	03/20/2008
01/15/2004	01/15/2005	01/15/2006	01/15/2007	01/15/2008	01/15/2009
01/20/2005	01/20/2006	01/20/2007	01/20/2008	01/20/2009	01/20/2010

2   Time Vesting Restricted Stock

Named Executive Officer	Award	Shares of Restricted Stock	Vesting Date
J. LaMont Keen	2005 2006 2007 2008	4,675 4,973 5,685 8,841	1/01/09 1/01/09 1/01/10 1/01/11
Darrel T. Anderson	2005 2006 2007 2008	1,613 1,812 2,203 3,340	1/01/09 1/01/09 1/01/10 1/01/11
Thomas R. Saldin	2005 2006 2007 2008	1,681 1,715 1,620 2,292	1/01/09 1/01/09 1/01/10 1/01/11
James C. Miller	2005 2006 2007 2008	1,815 1,812 1,677 2,292	1/01/09 1/01/09 1/01/10 1/01/11
Daniel B. Minor	2005 2006 2007 2008	1,378 1,618 1,535 2,216	1/01/09 1/01/09 1/01/10 1/01/11

3   Performance Shares

Named Executive Officer	Award	Shares	End of Performance Period
J. LaMont Keen	2006 2007 2008	14,919 5,685 17,682	12/31/08 12/31/09 12/31/10
Darrel T. Anderson	2006 2007 2008	5,436 2,203 6,680	12/31/08 12/31/09 12/31/10
Thomas R. Saldin	2006 2007 2008	5,145 1,620 4,585	12/31/08 12/31/09 12/31/10
James C. Miller	2006 2007 2008	5,436 1,677 4,585	12/31/08 12/31/09 12/31/10
Daniel B. Minor	2006 2007 2008	4,854 1,535 4,432	12/31/08 12/31/09 12/31/10

Shares for the 2006 award are shown at maximum level based on results for the 2006-2008 performance period above target but below maximum.  Shares for the 2007 award are shown at the threshold level based on results for the first two years of the 2007-2009 performance period below threshold.  Shares for the 2008 award are shown at the target level based on results for the first year of the 2008-2010 performance period above threshold but below target.

Shares do not vest until the compensation committee and the board of directors determine that goals have been met.  This generally occurs in February following the end of the performance period.

  4   Shares that have not vested are valued at the closing stock price on the final business day of the year. IDACORP closed at $29.45 on December 31, 2008.

Option Exercises and Stock Vested During 2008

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
J. LaMont Keen	20,000	119,368	4,281	147,266
Darrel T. Anderson	7,500	47,152	2,570	88,408
Thomas R. Saldin	-	-	-	-
James C. Miller	-	-	1,671	57,482
Daniel B. Minor	2,800	13,072	852	29,309

Pension Benefits for 2008

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)[3]	Payments During Last Fiscal Year ($) (e)
J. LaMont Keen	Retiement Plan	35	945,889	-
	Security Plan I1	22	1,050,320	-
	Security Plan II2	4	2,070,850	-
Darrel T. Anderson	Retirement Plan	12	235,454	-
	Security Plan I1	9	111,791	-
	Security Plan II2	4	1,032,907	-
Thomas R. Saldin	Retirement Plan	4	126,868	-
	Security Plan I1	3 months	2,698	-
	Security Plan II2	4	1,028,987	-
James C. Miller	Retirement Plan	32	758,448	-
	Security Plan I1	17	227,599	-
	Security Plan II2	4	950,769	-
Daniel B. Minor	Retirement Plan	23	451,757	-
	Security Plan I1	6	0	-
	Security Plan II2	4	721,008	-
_____________________
1	Security Plan for Senior Management Employees I, which is grandfathered under Section 409A.
2	Security Plan for Senior Management Employees II, which is not grandfathered under Section 409A.
3
Values shown represent the present value of the accumulated pension benefit under each plan as of December 31, 2008 calculated utilizing the SEC mandated assumptions and a discount rate of 6.1% for 2008, a salary growth rate of 0%, the 1983 Group Annuity Mortality Table set back 3 years for post-retirement mortality, and retirement at age 62 except for Mr. Saldin at age 65.

Idaho Power Company Retirement Plan

Description

The Idaho Power Company Retirement Plan is a qualified, defined benefit pension plan for all regular employees of Idaho Power Company, its subsidiaries and affiliate companies.  The plan was established in 1943 to help employees meet an important long-term goal - building for financial security at retirement.  Idaho Power makes all contributions to the plan.  The dollar amount of the contribution is determined each year based on an actuarial evaluation.

Eligibility Standards

Regular, temporary and part-time employees who are 18 years of age or older are eligible to participate once they complete 12 consecutive months of employment.  Participation begins the first day of the month after meeting this requirement.

Vesting

Employees become vested and eligible for benefits under the plan after completing 60 months of credited service.

Retirement Age

Under the terms of the plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits.  Employees are eligible for early retirement when

•	they have reached the age of 55 and have 10 years of credited service or

•	they have 30 years of credited service.

Employees electing to retire before reaching age 62 receive a reduced benefit calculated as follows:

Exact Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%
54	62%
53	57%
52	52%
51	47%
50	42%
49	38%
48	34%

Benefits Formula

Plan benefits for employees age 62 or older at the time of retirement are calculated based upon 1.5% of their final average earnings multiplied by their years of credited service.  Final average earnings is the average total wages  –  base pay plus short-term incentive plus overtime  –  during the highest 60 consecutive months in the final 120 months of service.

Plan benefits for employees who at the time of retirement are under the age of 62 are calculated based upon this same formula and are then reduced using the appropriate early retirement factor.

Joint and Survivor Options

Employees who have a spouse at retirement have a survivor option at an amount equal to 50%, 66 2/3% or 100% of the employee’s benefit, or they may choose a single life benefit.  Under the survivor options, the benefit payments are reduced to allow payments for the longer of two lives.  The reduction factor is determined by the age difference between the employee and spouse.  Under a single life benefit, no benefits will be payable to the spouse after the employee’s death.

The spouse is protected if the employee dies after being vested in the plan but before retirement.  The spouse will receive a lifetime benefit payment equal to 50% of the benefit payment the employee had earned at the date of death.  This benefit payment is calculated without an early retirement reduction and is not reduced for the age difference between the employee and the spouse.  Payment commences on the date the employee could have retired had he survived.  If the employee has 10 or more years of service at the time of death, payments would begin at age 55.  With less than 10 years of service, payments would begin at age 65.

Policy on Granting Extra Years of Credited Service

We do not have a policy on granting extra years of credited service under the plan and have not granted any extra years of credited service under the plan.

Idaho Power Company Security Plans for Senior Management Employees

The Idaho Power Company Security Plans for Senior Management Employees are nonqualified defined benefit plans.  To meet the requirements of Section 409A of the Internal Revenue Code and to take advantage of grandfathering rules under that section, which exclude from Section 409A’s coverage certain deferrals made before January 1, 2005, we divided our original plan into two plans, which we refer to as Security Plan I and Security Plan II.  Security Plan I governs grandfathered benefits and Security Plan II governs non-grandfathered benefits, which are subject to Section 409A.  Benefits under Security Plan I are limited to the present value of the benefits that would have been paid under the plan if the participant had terminated employment on December 31, 2004.  Benefits under Security Plan II are based on services through the date of termination and are reduced by benefits under Security Plan I.

Two of the key differences between the plans are

•	if required to comply with Section 409A of the Internal Revenue Code, payment of benefits under Security Plan II may be delayed for six months following termination of employment and

•
Security Plan I contains a 10% “haircut” provision, which allows participants to elect to receive their benefits early in exchange for a 10% reduction in their benefits and cessation of further benefit accruals.

Purpose

The purpose of the plans is to provide supplemental retirement benefits for certain key employees.  It is intended that the plans will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits.

Eligibility Standards

Eligibility to participate in the plans is limited to those key employees who are designated by their employers and approved by the plans’ administrative committees.  The plans’ administrative committees are made up of the chief executive officer and a committee of individuals that is approved by the compensation committee.  Participation in the plan by Section 16 officers is approved in advance by the compensation committee.

Vesting

A participant is 100% vested immediately.

Retirement Age

Under the terms of the plans, normal retirement age, which is the earliest age at which a participant may retire without a reduction in benefits, is 62.

Participants are eligible for early retirement when they have

•	reached the age of 55 or

•	completed 30 years of credited service under the Idaho Power Company Retirement Plan.

Benefit Commencement

If a participant terminates employment on or after attaining normal retirement age or after satisfying the early retirement conditions, benefits commence on the first day of the month following the termination date unless the participant is a “specified employee,” as that term is used in Section 409A of the Internal Revenue Code, in which case commencement of benefits under Security Plan II is delayed for six months from the date of termination or until the participant’s death, if earlier.  Benefits provided to participants whose employment terminates, other than due to death, before attaining early retirement eligibility commence on the first day of the month following attainment of age 55, provided that if the participant is a specified employee, benefits under Security Plan II may not be paid within six months following termination of employment except in the event of death.

Benefits Formula

Normal retirement benefits equal the participant’s “target retirement percentage” multiplied by the participant’s final average monthly compensation less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan.  The target retirement percentage is 6% for each of the first ten years of participation plus an additional 1% for each year in excess of 10 years.  The maximum target retirement percentage is 75%.  Final average monthly compensation is based on the participant’s base salary plus short-term incentive, which may not exceed one times base salary for the year in which the short-term incentive was paid, during the 60 consecutive months in the final 120 months of service in which the participant’s compensation was the highest.  Final average monthly compensation does not include compensation paid to a participant pursuant to a written severance agreement.

Early retirement benefits equal the participant’s “target retirement percentage” multiplied by the participant’s “early retirement factor” and by the participant’s final average monthly compensation, less the amount of the participant’s retirement benefit under the Idaho Power Company Retirement Plan.  The early retirement factor under Security Plan I is

Exact Age When Payments Begin	Early Retirement Factor
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%

Under Security Plan II, retirement benefits are reduced in the same manner as under Security Plan I if the termination qualifies as early retirement or if the termination occurs within a limited period following a change in control.

Plan benefits for participants who are not eligible for early retirement benefits and, under Security Plan II, who do not terminate within the limited period following a change in control are further reduced by a fraction, the numerator of which is their actual years of participation and the denominator of which is the number of years of participation they would have had at normal retirement.

Limit on Benefits under Security Plan I

To comply with grandfathering rules under Section 409A of the Internal Revenue Code, a participant’s benefit under Security Plan I is determined based on the participant’s average monthly compensation, age and years of participation as of December 31, 2004 and is limited to the present value of the amount to which the participant would have been entitled under the plan had termination occurred on December 31, 2004.  For this purpose, it is assumed the benefits would have been paid at the earliest possible date allowed under the plan.  Benefits under Security Plan I may not be increased by events occurring after December 31, 2004, such as a change in control or increases in age, compensation or years of participation.

Form of Payment

Benefits under the plans are paid as a single life annuity unless the participant dies before benefits commence or the participant elects to receive actuarial equivalent payments in the form of a joint and survivor annuity.  The two forms of joint and survivor annuity offered are a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to 50% of the participant’s benefit and a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to 66 2/3% of the participant’s benefit.  Under a single life annuity no benefits will be payable to the spouse after the participant’s death.  The survivor option is subject to an actuarial reduction in the benefit amount.

The spouse is protected if the participant dies before retirement or after termination of employment but before commencement of benefits.  The surviving spouse will receive a benefit equal to 66 2/3% of the participant’s benefit calculated pursuant to the benefits formula discussed above and assuming death occurred at the later of age 62 or the date of death.  If the surviving spouse was ten or more years younger than the participant, the monthly survivor benefit will be reduced using the actuarial equivalent factors determined by an actuary using generally accepted actuarial assumptions, methods and factors to reflect the number of years over ten that the spouse is younger than the participant.  Under Security Plan I, if the participant is married on the date of death, the benefits are paid for the life of the spouse.  If the participant is unmarried on the date of death, the benefits under Security Plan I are paid to the participant’s beneficiary in a lump sum that is the actuarial equivalent of the value of a death benefit payable to an assumed spouse the same age as the participant.  These payments commence on the first day of the month following the date of death.  Under Security Plan II, the benefits are always paid in the form of a lump sum within 90 days after the date of death.

Policy on Granting Extra Years of Credited Service

The plans are unfunded and non-qualified with the intention of providing deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended, and are therefore exempt from the provisions of Parts 2, 3 and 4 of Title I of the act.  As such, the company is permitted to provide extra years of credited service, which the plans refer to as years of participation, at its discretion, but has not done so.

Named Executive Officers Eligible For Early Retirement

Mr. Keen was eligible for early retirement under the Idaho Power Company Retirement Plan, Security Plan I and Security Plan II as of December 31, 2008 because he was over the age of 55 and had 35 years of credited service.  Mr. Saldin was over the age of 55 and was therefore eligible for early retirement as of December 31, 2008 under Security Plan I and Security Plan II.  Mr. Miller was eligible for early retirement under the Idaho Power Company Retirement Plan, Security Plan I and Security Plan II as of December 31, 2008 with 32 years of credited service.

NONQUALIFIED DEFERRED COMPENSATION FOR 2008

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
J. LaMont Keen
Darrel T. Anderson			255		9,930
Thomas R. Saldin			3,910		219,557[1]
James C. Miller
Daniel B. Minor
_____________________
1	Includes $107,698 of base salary reflected in the 2006 Summary Compensation Table and 2005 short-term incentive award reflected in the 2005 Summary Compensation Table.

The Idaho Power Company Executive Deferred Compensation Plan is a non-qualified, unfunded supplemental deferred compensation plan for a select group of highly compensated employees.  As an unfunded plan, it is intended for a select group of “management or highly compensated employees” within the meaning of sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974 and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of that act.

To comply with the requirements of Section 409A of the Internal Revenue Code, and to take advantage of grandfathering rules under that section, the plan distinguishes between amounts that are subject to Section 409A and amounts that are not.

Eligibility Standards

The compensation committee designates from time to time which key employees of Idaho Power Company and its affiliates are eligible to participate in the plan.  In selecting eligible employees, the committee considers the position and responsibilities of such individuals, the value of their services and other factors the committee deems pertinent.  The committee may rescind its designation of an eligible employee and discontinue an employee’s future participation in the plan at any time.

Deferred Compensation

Prior to 2009, the plan permitted a participant to defer up to 100% of base salary and up to 100% of any short-term incentive.  Effective January 1, 2009, the plan permits a participant to defer up to 50% of base salary and up to 50% of any short-term incentive.

Accounts

Participants’ interests in the plan are reflected in bookkeeping accounts representing unfunded and unsecured obligations of the company.  The amount deferred by a participant is credited to the participant’s bookkeeping account, and the participant selects how the amounts in the account are deemed invested.  We contribute the deferred amounts to a trust and the trust assets are used to satisfy plan obligations.  The assets of the trust would be subject to the claims of our creditors if we were to become insolvent or file for bankruptcy.

Investment Options

The investment options available to participants are the same as those investments permitted under the Idaho Power Company Employee Savings Plan, which is our 401(k) plan.  Participants are able to change fund investments on a daily basis.

Distribution

The portion of a participant’s account that is not subject to Section 409A is distributed on the earliest of the following events:

•	the participant’s death

•	the participant’s termination of employment

•	the participant’s disability or

•	termination of the plan.

        Participants may also elect to receive this portion of their accounts at any time, subject to a 10% reduction.

        The portion of a participant’s account that is subject to Section 409A is distributed on the earliest of the following events:

•	the participant’s death

•	the participant’s termination of employment or

•	the participant’s disability.

        If required to comply with Section 409A, distribution of this portion of a participant’s account may be delayed for six months following the participant’s termination of employment.  In limited circumstances, this portion of a participant’s account may be distributed upon plan terminations.

        Participants may request earlier distribution in the case of an unforeseeable emergency.

        Distributions may be made either in one lump sum or in five annual installments, as selected by the participant.  With respect to the portion of the participant’s account that is not subject to Section 409A, this selection must be made at least one year prior to the occurrence of the event triggering payment.  With respect to the portion of the participant’s account that is subject to Section 409A, this selection generally must be made before the year in which the services that give rise to the base salary or short-term incentive being deferred are provided.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below show the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios and upon a change in control.  For the named executive officers, we assumed the terminations and the change in control occurred on December 31, 2008.  All of the payments and benefits described below would be provided by IDACORP or Idaho Power Company.

The tables do not include base salary and short-term incentive awards, which the named executive officers earned due to employment through December 31, 2008.  In addition, the tables exclude compensation or benefits provided under plans or arrangements that do not discriminate in favor of the named executive officers and that are generally available to all salaried employees.  These include benefits under our qualified defined benefit pension plan, post-retirement health care benefits, life insurance and disability benefits.  The tables also do not include the amounts reported in the Nonqualified Deferred Compensation for 2008 table.  See the Nonqualified Deferred Compensation for 2008 table and the accompanying narrative for a description of accumulated benefits under our non-qualified deferred compensation plans.

The IDACORP Restricted Stock Plan and the IDACORP 2000 Long-Term Incentive and Compensation Plan and/or the award agreements provide that, except for retirement with the approval of the compensation committee, death, disability or change in control, all unvested shares, whether time vesting or performance shares, are forfeited upon termination.  In the event of retirement with the approval of the compensation committee, death or disability, the named executive officer receives a prorated number of shares based on the number of full months employed during the restricted/performance period.  For time vesting restricted stock, the prorated shares vest at termination.  In the case of performance shares, the performance goals must be met at some level before the shares vest and vesting only occurs after completion of the performance period.  For purposes of these tables, we have assumed target performance levels would be achieved.  Although vesting would not occur until after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance shares that could vest.  In the event of a change in control, the restrictions on the time vesting restricted stock are deemed to have expired and the payout opportunity on the performance shares is deemed to have been achieved at the target level.  Dividend equivalents attributable to earned performance shares would also be paid.  Dividend equivalents accrued through December 31, 2008 are included in the amounts shown.

The award agreements provide that all unvested options are forfeited upon termination of employment.  The IDACORP 2000 Long-Term Incentive and Compensation Plan also provides that all unvested options vest upon a change in control.  The exercise prices of the named executive officers’ unvested stock options exceeded the closing price of our common stock on December 31, 2008.  Therefore, these options are not reflected in the following tables.

The values for the time vesting restricted stock and the performance shares in the following tables were determined by multiplying the applicable number of shares times $29.45, which was the closing price of IDACORP common stock on December 31, 2008.

J. LaMont Keen

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b)[1]	Not for Cause Termination ($) (c)[2]	For Cause Termination ($) (d) [2]	Death or Disability ($) (e)	Change in Control (without termination) ($) (f)	Not for Cause or Constructive Discharge Termination (Change in Control) ($) (g)	13th Month Trigger (Change in Control) ($) (h)
Compensation:
Base Salary						1,500,000[3]	1,000,000[4]
Short-Term Incentive Plan 2008						1,200,000[3]	800,000[4]
Restricted Stock -Time Vesting 1/20/05	137,679[5]			137,679[5]	137,679	137,679	137,679
Restricted Stock -Time Vesting 2/6/06	146,455[6]			146,455[6]	146,455	146,455	146,455
Performance Shares-CEPS/TSR 3/16/06	328,715[7]			328,715[7]	328,715	328,715	328,715
Restricted Stock -Time Vesting 2/22/07	108,347[8]			108,347[8]	167,423	167,423	167,423
Performance Shares-CEPS/TSR 2/22/07	241,423[9]			241,423[9]	362,135	362,135	362,135
Restricted Stock -Time Vesting 2/21/08	76,570[10]			76,570[10]	260,367	260,367	260,367
Performance Shares-CEPS/TSR 2/21/08	180,651[11]			180,651[11]	541,953	541,953	541,953

Benefits and Perquisites:
Security Plan I	1,050,320[12]	1,050,320[12]	1,050,320[12]	651,793[13]		[18]	[18]
Security Plan II	2,485,958[12]	2,485,958[12]	2,485,958[12]	2,840,772[13]		[18]	[18]
Continuation of Welfare Benefits						55,326[14]	41,777[15]
Outplacement Services						12,000[16]
280G Tax Gross-up						1,726,744[17]	1,253,250[17]
Total:	4,756,118	3,536,278	3,536,278	4,712,405	1,944,727	6,438,797	5,039,754

_____________________
1
As of the voluntary termination date of December 31, 2008, Mr. Keen was over the age of 55 and has in excess of 30 years of credited service and is eligible for early retirement under Security Plan I and Security Plan II.  To illustrate potential termination-related benefits, we have assumed Mr. Keen’s voluntary termination  would constitute retirement with approval of the compensation committee for purposes of his time vesting restricted stock and performance share awards.

2
We assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Keen’s time vesting restricted stock and performance share awards.

3	Mr. Keen’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
4	The 13th month trigger provision in Mr. Keen’s change in control agreement provides for the payment of two-thirds of his severance payment.
5	Mr. Keen would receive vesting of his 2005 time vesting restricted stock award of 4,675 shares. The dollar amount is determined by multiplying 4,675 shares times $29.45.
6	Mr. Keen would receive vesting of his 2006 time vesting restricted stock award of 4,973 shares. The dollar amount is determined by multiplying 4,973 shares times $29.45.
7
Mr. Keen would receive vesting assuming the performance goals are met.  This 2006 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (9,946 shares) valued at $29.45 per share and includes the cash payment of dividend equivalents.

8
Mr. Keen would receive pro rata vesting (22 of 34 months or 64.71%) of his 2007 time vesting restricted stock award of 5,685 shares.  The dollar amount is determined by multiplying 3,679 shares times $29.45.

9
Mr. Keen would receive pro rata vesting (24 of 36 months) assuming the performance goals are met.  This 2007 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (11,370 shares) with pro rata vesting of 7,580 shares valued at $29.45 per share and includes the cash payment of dividend equivalents.

10
Mr. Keen would receive pro rata vesting (10 of 34 months or 29.41%) of his 2008 time vesting restricted stock award of 8,841 shares.  The dollar amount is determined by multiplying 2,600 shares times $29.45.

11
Mr. Keen would receive pro rata vesting (12 of 36 months) assuming the performance goals are met.  This 2008 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (17,682 shares) with pro rata vesting of 5,894 shares valued at $29.45 per share and includes the cash payment of dividend equivalents.

12
The values shown represent the present value of the Security Plan I and Security Plan II benefit based on retirement at 56 years, 8 months for Mr. Keen and termination as of December 31, 2008.  We used a discount rate of 6.1% and the 1983 Group Annuity Mortality Table set back 3 years for post-retirement mortality.  Payments would begin in January 2009 under Security Plan I and July 2009 under Security Plan II.

13
The values shown represent the present value of the Security Plan I and Security Plan II death benefits.  During a period of disability, a participant will continue to accrue years of participation, and compensation shall be credited to a participant who is receiving disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.

14	Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
15
The 13th month trigger provision in Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months.  The value shown represents the cost to the company of continuing these benefits.

16	Mr. Keen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12 month period.
17	The values shown assume an incremental overall tax rate of 42.066% increased by the Internal Revenue Code section 4999 excise tax of 20%.
18
Benefits under Security Plan I and Security Plan II are not enhanced due to a termination within a change in control period.  However, Mr. Keen would be entitled to benefits under these plans payable upon a voluntary termination as of December 31, 2008.

Darrel T. Anderson

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b)	Not for Cause Termination ($) (c)	For Cause Termination ($) (d)	Death or Disability ($) (e)	Change in Control (without termination) ($) (f)	Not for Cause or Constructive Discharge Termination (Change in Control) ($) (g)	13th Month Trigger (Change in Control) ($) (h)
Compensation:
Base Salary						850,000[1]	566,667[2]
Short-Term Incentive Plan 2008						425,000[1]	283,333[2]
Restricted Stock - Time Vesting 1/20/05				47,503[3]	47,503	47,503	47,503
Restricted Stock - Time Vesting 2/6/06				53,363[4]	53,363	53,363	53,363
Performance Shares- CEPS/TSR 3/16/06				119,773[5]	119,773	119,773	119,773
Restricted Stock - Time Vesting 2/22/07				41,966[6]	64,878	64,878	64,878
Performance Shares- CEPS/TSR 2/22/07				93,543[7]	140,331	140,331	140,331
Restricted Stock - Time Vesting 2/21/08				28,920[8]	98,363	98,363	98,363
Performance Shares- CEPS/TSR 2/2/08				68,258[9]	204,742	204,742	204,742

Benefits and Perquisites:
Security Plan I	111,791[10]	111,791[10]	111,791[10]	111,791 [11]		[17]	[17]
Security Plan II	461,211[10]	461,211[10]	461,211[10]	1,997,542 [11]		738,873[12]	738,873[12]
Continuation of Welfare Benefits						36,182[13]	27,237[14]
Outplacement Services						12,000[15]
280G Tax Gross-up						1,106,462[16]	880,849[16]
Total:	573,002	573,002	573,002	2,562,659	728,953	3,897,470	3,225,912
_____________________
1	Mr. Anderson’s change in control agreement provides for a lump sum severance cash payment of 2.5 times his base salary and short-term incentive plan target amount for 2008 upon termination.
2	The 13th month trigger provision in Mr. Anderson’s change in control agreement provides for the payment of two-thirds of his severance payment.
3	Mr. Anderson would receive vesting of his 2005 time vesting restricted stock award of 1,613 shares. The dollar amount is determined by multiplying 1,613 shares times $29.45.
4	Mr. Anderson would receive vesting of his 2006 time vesting restricted stock award of 1,812 shares. The dollar amount is determined by multiplying 1,812 times $29.45.
5
Mr. Anderson would receive vesting assuming the performance goals are met.  This 2006 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (3,624 shares) valued at $29.45 per share and includes the cash payment of dividend equivalents.

6
Mr. Anderson would receive pro rata vesting (22 of 34 months or 64.71%) of his 2007 time vesting restricted stock award of 2,203 shares.  The dollar amount is determined by multiplying 1,425 shares times $29.45.

7
Mr. Anderson would receive pro rata vesting (24 of 36 months) assuming the performance goals are met.  This 2007 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (4,406 shares) with pro rata vesting of 2,937 shares valued at $29.45 per share and includes the cash payment of dividend equivalents.

8
Mr. Anderson would receive pro rata vesting (10 of 34 months or 29.41%) of his 2008 time vesting restricted stock award of 3,340 shares.  The dollar amount is determined by multiplying 982 shares times $29.45.

9
Mr. Anderson would receive pro rata vesting (12 of 36 months) assuming the performance goals are met.  This 2008 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (6,680 shares) with pro rata vesting of 2,227 shares valued at $29.45 per share and includes the cash payment of dividend equivalents.

10	The values shown represent the present value of the Security Plan I and Security Plan II benefit based on his actual age and benefit commencement at age of 55 for Mr. Anderson and termination as of December 31, 2008. We used a discount rate of 6.1% and the 1983 Group Annuity Mortality Table set back 3 years for post-retirement mortality. Payments would begin when Mr. Anderson reaches the age of 55.
11	The values shown represent the present value of the Security Plan I and Security Plan II death benefits. During a period of disability, a participant will continue to accrue years of participation, and compensation shall be credited to a participant who is receiving disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.
12	Under Security Plan II, if employment is terminated within a change in control period prior to the named executive’s normal retirement, the benefit is calculated using age 55 or the named executive’s age at termination if greater than 55. The values shown represent the excess value over those payable for a voluntary termination as of December 31, 2008.
13	Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
14
The 13th month trigger provision in Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months.  The value shown represents the cost to the company of continuing these benefits.

15	Mr. Anderson’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12 month period.
16	The values shown assume an incremental overall tax rate of 42.066% increased by the Internal Revenue Code section 4999 excise tax of 20%.
17
Benefits under Security Plan I are not enhanced due to a termination within a change in control period.  However, Mr. Anderson would be entitled to benefits under this plan payable upon a voluntary termination as of December 31, 2008.

Thomas R. Saldin

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b) [1]	Not for Cause Termination ($) (c) [2]	For Cause Termination ($) (d) [2]	Death or Disability ($) (e)	Change in Control (without termination) ($) (f)	Not for Cause or Constructive Discharge Termination (Change in Control) ($) (g)	13th Month Trigger (Change in Control) ($) (h)
Compensation:
Base Salary						750,000[3]	500,000[4]
Short-Term Incentive Plan 2008						300,000[3]	200,000[4]
Restricted Stock - Time Vesting 1/20/05	49,505[5]			49,505[5]	49,505	49,505	49,505
Restricted Stock - Time Vesting 2/6/06	50,507[6]			50,507[6]	50,507	50,507	50,507
Performance Shares- CEPS/TSR 3/16/06	113,362[7]			113,362[7]	113,362	113,362	113,362
Restricted Stock - Time Vesting 2/22/07	30,864[8]			30,864[8]	47,709	47,709	47,709
Performance Shares- CEPS/TSR 2/22/07	68,796[9]			68,796[9]	103,194	103,194	103,194
Restricted Stock - Time Vesting 2/21/08	19,849[10]			19,849[10]	67,499	67,499	67,499
Performance Shares- CEPS/TSR 2/21/08	46,833[11]			46,833[11]	140,530	140,530	140,530

Benefits and Perquisites:
Security Plan I	2,698[12]	2,698[12]	2,698[12]	1,417[13]		[18]	[18]
Security Plan II	1,028,987[12]	1,028,987[12]	1,028,987[12]	768,031[13]		[18]	[18]
Continuation of Welfare Benefits						16,537[14]	12,589[15]
Outplacement Services						12,000[16]
280G Tax Gross-up						620,352[17]	431,707[17]
Total:	1,411,401	1,031,685	1,031,685	1,149,164	572,306	2,271,195	1,716,602
_____________________
1
As of the voluntary termination date of December 31, 2008, Mr. Saldin is eligible for early retirement under the terms of Security Plan I and Security Plan II which provide for immediate 100% vesting.  To illustrate potential termination-related benefits, we have assumed Mr. Saldin’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time vesting restricted stock and performance share awards.

2
We assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Saldin’s time vesting restricted stock and performance share awards.

3	Mr. Saldin’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount for 2008 upon termination.
4	The 13th month trigger provision in Mr. Saldin’s change in control agreement provides for the payment of two-thirds of his severance payment.
5	Mr. Saldin would receive of his 2005 time vesting restricted stock award of 1,681 shares. The dollar amount is determined by multiplying 1,681 times $29.45.

6	Mr. Saldin would receive vesting of his 2006 time vesting restricted stock award of 1,715 shares. The dollar amount is determined by multiplying 1,715 shares times $29.45 per share.
7
Mr. Saldin would receive vesting assuming the performance goals are met.  This 2006 performance share award had two equally weighted performance goals: cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves target (3,430 shares) valued at $29.45 per share and includes the cash payment of dividend equivalents.

8
Mr. Saldin would receive pro rata vesting (22 of 34 months or 64.71%) of his 2007 time vesting restricted stock award of 1,620 shares.  The dollar amount is determined by multiplying 1,048 shares times $29.45.

9
Mr. Saldin would receive pro rata vesting (24 of 36 months) assuming the performance goals are met.  This 2007 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (3,240 shares) with pro rata vesting of 2,160 shares valued at $29.45 per share and includes the cash payment of dividend equivalents.

10
Mr. Saldin would receive pro rata vesting (10 of 34 months or 29.41%) of his 2008 time vesting restricted stock award of 2,292 shares.  The dollar amount is determined by multiplying 674 shares times $29.45.

11
Mr. Saldin would receive pro rata vesting (12 of 36 months) assuming the performance goals are met.  This 2008 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (4,585 shares) with pro rata vesting of 1,528 shares valued at $29.45 per share and includes the cash payment of dividend equivalents.

12
The values shown represent the present value of the Security Plan I and Security Plan II benefit based on  retirement at age 62 for Mr. Saldin and termination as of December 31, 2008.  We used a discount rate of 6.1% and the 1983 Group Annuity Mortality Table set back 3 years for post-retirement mortality.  Payments would begin in January of 2009 under Security Plan I and July 2009 under Security Plan II.

13
The values shown represent the present value of the Security Plan I and Security Plan II death benefits.  During a period of disability, a participant will continue to accrue years of participation, and compensation shall be credited to a participant who is receiving disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.

14	Mr. Saldin’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
15
The 13th month trigger provision in Mr. Saldin’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months.  The value shown represents the cost to the company of continuing these benefits.

16	Mr. Saldin’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12 month period.
17	The values shown assume an incremental overall tax rate of 42.066% increased by the Internal Revenue Code section 4999 excise tax of 20%.
18
Benefits under Security Plan I and Security Plan II are not enhanced due to a termination within a change in control period.  However, Mr. Saldin would be entitled to benefits under these plans payable upon a voluntary termination as of December 31, 2008.

James C. Miller

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b) [1]	Not for Cause Termination ($) (c) [2]	For Cause Termination ($) (d) [2]	Death or Disability ($) (e)	Change in Control (without termination) ($) (f)	Not for Cause or Constructive Discharge Termination (Change in Control) ($) (g)	13th Month Trigger (Change in Control) ($) (h)
Compensation:
Base Salary						750,000[3]	500,000[4]
Short-Term Incentive Plan 2008						300,000[3]	200,000[4]
Restricted Stock - Time Vesting 1/20/05	53,452[5]			53,452[5]	53,452	53,452	53,452
Restricted Stock - Time Vesting 2/6/06	53,363[6]			53,363[6]	53,363	53,363	53,363
Performance Shares- CEPS/TSR 3/16/06	119,773[7]			119,773[7]	119,773	119,773	119,773
Restricted Stock - Time Vesting 2/22/07	31,953[8]			31,953[8]	49,388	49,388	49,388
Performance Shares- CEPS/TSR 2/22/07	71,217[9]			71,217[9]	106,825	106,825	106,825
Restricted Stock - Time Vesting 2/21/08	19,849[10]			19,849[10]	67,499	67,499	67,499
Performance Shares- CEPS/TSR 2/21/08	46,833[11]			46,833[11]	140,530	140,530	140,530

Benefits and Perquisites:
Security Plan I	227,599[12]	227,599[12]	227,599[12]	186,472 [13]		[17]	[17]
Security Plan II	1,125,741[12]	1,125,741[12]	1,125,741[12]	1,595,884 [13]		[17]	[17]
Continuation of Welfare Benefits						43,539[14]	32,668[15]
Outplacement Services						12,000[16]
280G Tax Gross-up
Total:	1,749,780	1,353,340	1,353,340	2,178,796	590,830	1,696,369	1,323,498
_____________________
1
As of the voluntary termination date of December 31, 2008, Mr. Miller has in excess of 30 years of credited service and is eligible for early retirement under Security Plan I and Security Plan II.  To illustrate potential termination-related benefits, we have assumed Mr. Miller’s voluntary termination  would constitute retirement with approval of the compensation committee for purposes of his time vesting restricted stock and performance share awards.

2
We assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Miller’s time vesting restricted stock and performance share awards.

3	Mr. Miller’s change in control agreement provides for a lump sum cash parachute payment of 2.5 times his base salary and short-term incentive plan target amount for 2008 upon termination.
4	The 13th month trigger provision in Mr. Miller’s change in control agreement provides for the payment of two-thirds of his severance payment.
5	Mr. Miller would receive vesting of his 2005 time vesting restricted stock award of 1,815 shares. The dollar amount is determined by multiplying 1,815 shares times $29.45.
6	Mr. Miller would receive vesting of his 2006 time vesting restricted stock award of 1,812 shares. The dollar amount is determined by multiplying 1,812 times $29.45.

7
Mr. Miller would receive vesting assuming the performance goals are met.  This 2006 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (3,624 shares) valued at $29.45 per share and includes the cash payment of dividend equivalents.

8
Mr. Miller would receive pro rata vesting (22 of 34 months or 64.71%) of his 2007 time vesting restricted stock award of 1,677 shares.  The dollar amount is determined by multiplying 1,085 shares times $29.45.

9
Mr. Miller would receive pro rata vesting (24 of 36 months) assuming the performance goals are met.  This 2007 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (3,354 shares) with pro rata vesting of 2,236 shares valued at $29.45 per share and includes the cash payment of dividend equivalents.

10
Mr. Miller would receive pro rata vesting (10 of 34 months or 29.41%) of his 2008 time vesting restricted stock award of 2,292 shares.  The dollar amount is determined by multiplying 674 shares times $29.45.

11
Mr. Miller would receive pro rata vesting (12 of 36 months) assuming the performance goals are met.  This 2008 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (4,585 shares) with pro rata vesting of 1,528 shares valued at $29.45 per share and includes the cash payment of dividend equivalents.

12
The values shown represent the present value of the Security Plan I and Security Plan II benefit based on retirement at 54 years, 4 months for Mr. Miller and termination as of December 31, 2008.  We used a discount rate of 6.1% and the 1983 Group Annuity Mortality Table set back 3 years for post-retirement mortality.  Payments would begin in January 2009 under Security Plan I and July 2009 under Security Plan II.

13
The values shown represent the present value of the Security Plan I and Security Plan II death benefits.  During a period of disability, a participant will continue to accrue years of participation, and compensation shall be credited to a participant who is receiving disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.

14	Mr. Miller’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
15
The 13th month trigger provision in Mr. Miller’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months.  The value shown represents the cost to the company of continuing these benefits.

16	Mr. Miller’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12 month period.
17
Benefits under Security Plan I and Security Plan II are not enhanced due to a termination within a change in control period.  However, Mr. Miller would be entitled to benefits under these plans payable upon a voluntary termination as of December 31, 2008.

Daniel B. Minor

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b)	Not for Cause Termination ($) (c)	For Cause Termination ($) (d)	Death or Disability ($) (e)	Change in Control (without termination) ($) (f)	Not for Cause or Constructive Discharge Termination (Change in Control) ($) (g)	13th Month Trigger (Change in Control) ($) (h)
Compensation:
Base Salary						725,000[1]	483,333[2]
Short-Term Incentive Plan 2008						290,000[1]	193,333[2]
Restricted Stock - Time Vesting 1/20/05				40,582[3]	40,582	40,582	40,582
Restricted Stock - Time Vesting 2/6/06				47,650[4]	47,650	47,650	47,650
Performance Shares- CEPS/TSR 3/16/06				106,950[5]	106,950	106,950	106,950
Restricted Stock - Time Vesting 2/22/07				29,244[6]	45,206	45,206	45,206
Performance Shares- CEPS/TSR 2/22/07				65,197[7]	97,780	97,780	97,780
Restricted Stock - Time Vesting 2/21/08				19,201[8]	65,261	65,261	65,261
Performance Shares- CEPS/TSR 2/21/08				45,270[9]	135,841	135,841	135,841

Benefits and Perquisites:
Security Plan I
Security Plan II	154,398	154,398	154,398	1,149,189[10]		671,909[11]	671,909[11]
Continuation of Welfare Benefits						29,240[12]	22,043[13]
Outplacement Services						12,000[14]
280G Tax Gross-up						923,865[15]	743,032[15]
Total:	154,398	154,398	154,398	1,503,283	539,270	3,191,284	2,652,920
_____________________
1	Mr. Minor’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount for 2008 upon termination.
2	The 13th month trigger provision in Mr. Minor’s change in control agreement provides for the payment of two-thirds of his severance payment.
3	Mr. Minor would receive vesting of his 2005 time vesting restricted stock award of 1,378 shares. The dollar amount is determined by multiplying 1,378 shares times $29.45.
4	Mr. Minor would receive vesting of his 2006 time vesting restricted stock award of 1,618 shares. The dollar amount is determined by multiplying 1,618 times $29.45.
5
Mr. Minor would receive vesting assuming the performance goals are met.  This 2006 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (3,236 shares) valued at $29.45 per share and includes the cash payment of dividend equivalents.

6
Mr. Minor would receive pro rata vesting (22 of 34 months or 64.71%) of his 2007 time vesting restricted stock award of 1,535 shares.  The dollar amount is determined by multiplying 993 shares times $29.45.

7
Mr. Minor would receive pro rata vesting (24 of 36 months) assuming the performance goals are met.  This 2007 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (3,070 shares) with pro rata vesting of 2,047 shares valued at $29.45 per share and includes the cash payment of dividend equivalents.

8
Mr. Minor would receive pro rata vesting (10 of 34 months or 29.41%) of his 2008 time vesting restricted stock award of 2,216 shares.  The dollar amount is determined by multiplying 652 shares times $29.45.

9
Mr. Minor would receive pro rata vesting (12 of 36 months) assuming the performance goals are met.  This 2008 performance share award had two equally weighted performance goals:  cumulative earnings per share and total shareholder return for a three year performance period.  This dollar amount assumes the company achieves the target level (4,432 shares) with pro rata vesting of 1,477 shares valued at $29.45 per share and includes the cash payment of dividend equivalents.

10
The values shown represent the present value of the Security Plan I and Security Plan II death benefits.  During a period of disability, a participant will continue to accrue years of participation, and compensation shall be credited to a participant who is receiving disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.

11
Under Security Plan II, if employment is terminated within a change in control period prior to the named executive’s normal retirement, the benefit is calculated using age 55 or the named executive’s age at termination if greater than 55.  The values shown represent the excess value over those payable for a voluntary termination as of December 31, 2008.

12	Mr. Minor’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
13
The 13th month trigger provision in Mr. Minor’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months.  The value shown represents the cost to the company of continuing these benefits.

14	Mr. Minor’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12 month period.
15	The values shown assume an incremental overall tax rate of 42.066% increased by the Internal Revenue Code section 4999 excise tax of 20%.

Change in Control

We have entered into change in control agreements with all our executive officers.  The agreements become effective for a three-year period upon a change in control.  We define a “change in control” as

•	the acquisition of 20% or more of our outstanding voting securities

•	commencement of a tender offer for 20% or more of our outstanding voting securities

•
shareholder approval, or consummation if shareholder approval is not required, of a merger or similar transaction or the sale of all or substantially all of the assets or IDACORP or Idaho Power unless our shareholders will hold more than 50% of the voting securities of the surviving entity, no person will own 20% or more of the voting securities of the surviving entity and at least a majority of the board will be comprised of our directors

•	shareholder approval, or consummation if shareholder approval is not required, of a complete liquidation or dissolution of IDACORP or Idaho Power or

•	a change in a majority of the board of directors within a 24-month period without the approval of the two-thirds of the members of the board.

If a change in control occurs, the agreements provide for severance benefits in the event of termination of the executive’s employment while the agreements are in effect

•	by IDACORP or any subsidiary or successor company, other than for cause (and not due to death or disability) or

•	by the executive for constructive discharge.

In such event, the named executive officer would receive

•
a lump sum payment equal to two and one-half times his annual compensation, which is his base salary at the time of termination and his target short-term incentive in the year of termination, or, if not yet determined at the time of termination, the prior year’s target short-term incentive

•	vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units, with performance-based awards vesting at target levels

•	outplacement services for 12 months not to exceed $12,000 and

•
continuation of welfare benefits for a period of 24 months or, if earlier, until eligible for comparable coverage with another employer, with the named executive officer paying the full cost of such coverage and receiving a monthly reimbursement payment.

The agreements also permit the executive to terminate employment for any reason during the first month following the one year anniversary of the change in control.  We refer to this as the 13th month trigger in the tables.  In such event, the executive would receive the same severance benefits except that the lump sum payment equal to two and one-half times annual compensation is reduced by one-third and the welfare benefits continue for 18 months, not 24 months.

Under the agreements, “cause” means the executive’s fraud or dishonesty which has resulted or is likely to result in material economic damage to us or one of our subsidiaries, as determined in good faith by at least two-thirds of our non-employee directors at a meeting of the board at which the executive is provided an opportunity to be heard.

A named executive officer is considered constructively discharged under the provisions of the agreement if, within 90 days after the occurrence of such event, but in no event later than 36 months following a change in control, the executive gives written notice to IDACORP or any successor company specifying one of the events described below relied upon for such termination and the company has not remedied the matter within 30 days of receipt of such notice.

•	IDACORP or any successor company fails to comply with any provision of the agreement

•	the executive is required to be based at an office or location more than 50 miles from the location where the executive was based on the day prior to the change in control

•	a reduction which is more than de minimis in

-	base salary or maximum short-term incentive opportunity

-	long-term incentive opportunity

-	the combined annual benefit accrual rate in our defined benefit plans, unless such reduction is effective for all executive officers

•	our failure to provide a successor company to assume and agree to perform under the agreement or

•	a reduction which is more than de minimis in the long term disability and life insurance coverage provided to the executive and in effect immediately prior to the change in control.

The agreements include a parachute tax provision.  Internal Revenue Code section 280G disallows a corporate tax deduction for any “excess parachute payments” and section 4999 imposes a 20% excise tax payable by the named executive officer on “excess parachute payments.”  In general terms, these sections apply if the change in control related payments and benefits equal or exceed 300% of the named executive officer’s prior 5-year average W-2 income.  The agreements provide for either (1) a gross-up payment if the excise tax cannot be avoided by reducing the parachute payments and benefits by 15% or less or (2) a reduction in payments and benefits if the excise tax can be avoided by reducing the parachute payments and benefits by 15% or less.

DIRECTOR COMPENSATION FOR 2008 1

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) [2]	Option Awards ($) (d) [3]	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f) [4]	All Other Compensation ($) (g) [5]	Total ($) (h)
Richard J. Dahl[6]	17,917	15,000	-	-	-	-	32,917
Judith A. Johansen	53,750	45,000	-	-	-	-	98,750
Christine King	46,250	45,000	-	-	-	-	91,250
Gary G. Michael	72,500	45,491	1,610	-	13,683	45	133,329
Jon H. Miller	105,000	45,491	1,610	-	55,634	45	207,780
Peter S. O’Neill	76,200	45,491	1,610	-	30,773	45	154,119
Jan B. Packwood	64,150	45,000	-	-	-	-	109,150
Richard G. Reiten	45,000	45,000	952	-	7,346	-	98,298
Joan H. Smith	62,500	45,000	977	-	-	-	108,477
Robert A. Tinstman	63,750	45,491	1,610	-	21,651	45	132,547
Thomas J. Wilford	55,000	45,000	876	-	7,567	-	108,443
_____________________
1	C. Stephen Allred was appointed to the board effective March 18, 2009 and therefore is not named in the table.
2
Each director received a stock award valued at $45,000 (grant date fair value) on March 3, 2008, except for Mr. Dahl who was appointed to the board effective September 17, 2008 and received a prorated stock award valued at $15,000 (grant date fair value) on October 1, 2008.  In March 2004, an award of 750 time vesting restricted shares was made to each director on the board in 2003.  Those directors who were on the board during 2008 are Messrs. Michael, Miller, O’Neill and Tinstman.  The 750 shares vested at 150 shares per year commencing April 1, 2004 through April 1, 2008.

3	No options were awarded to directors in 2008. The following table represents options awarded prior to 2008 and outstanding at December 31, 2008 for each director.

Name	Options Awarded	Options Outstanding
Richard J. Dahl Judith A. Johansen Christine King Gary G. Michael Jon H. Miller Peter S. O’Neill Jan B. Packwood Richard G. Reiten Joan H. Smith Robert A. Tinstman Thomas A. Wilford	0 0 0 8,250 8,250 8,250 0 3,000 3,000 8,250 3,000	0 0 0 8,250 8,250 8,250 0 3,000 3,000 8,250 3,000

Information on the assumptions used to determine the fair value of the stock option awards is in Note 3 to the financial statements in our 2008 Form 10-K and footnote 1 to the Summary Compensation Table for 2008.

4	Represents above-market interest on deferred fees.
5	Represents dividends received on unvested restricted stock.
6	Appointed to the board effective September 17, 2008.

Director Compensation for 2008

All directors of IDACORP also serve as directors of Idaho Power Company.  The 2008 fees and other compensation shown in the table and discussed below are for service on both boards as well as for service on any subsidiary board.  Employee directors receive no compensation for service on the boards.

Fees

2008
Annual Non-Employee Director Retainers
Chairman of the board	$ 105,000
Chairman of audit committee	47,500
Chairman of compensation committee	45,000
Chairman of corporate governance committee	41,000
Other directors	35,000
Meeting Fees[1]
Board meeting	$ 1,250
Committee meeting	1,250
Shareholder meeting	1,250
Annual Stock Awards	$ 45,000
Subsidiary Board Fees
IDACORP Financial Services[2] Monthly retainer Meeting fees	$ 750 600
Ida-West Energy[3] Monthly retainer Meeting fees	$ 750 600
_____________________
1 The chairman of the board does not receive meeting fees.
2 Messrs. O’Neill and Packwood serve on the IDACORP Financial Services board.
3 Mr. Packwood serves on the Ida-West Energy board.

Deferral Arrangements

Directors may defer all or a portion of their annual IDACORP, Idaho Power Company, IDACORP Financial Services, Inc. and Ida-West Energy retainers and meeting fees and receive a lump-sum payment of all amounts deferred with interest or a series of up to 10 equal annual payments after they experience a separation from service with IDACORP and Idaho Power Company. Any cash fees that were deferred before 2009 will be credited with the preceding month’s average Moody’s Long-Term Corporate Bond Yield for utilities (the “Moody’s Rate”) plus three percent, until January 1, 2019 when the interest rate will change to the Moody’s Rate. All cash fees that are deferred beginning January 1, 2009 will be credited with interest at the Moody’s Rate. Interest is calculated on a pro rata basis each month using a 360-day year and the average Moody’s Rate for the preceding month.

Effective January 1, 2009, directors may also defer their annual stock awards pursuant to the Non-Employee Directors Stock Compensation Plan, which are then held as deferred stock units with dividend equivalents reinvested in additional deferred stock units.  Upon separation from service with IDACORP and Idaho Power Company, directors will receive either a lump sum payment or a series of up to 10 equal annual installments.  Upon a change in control, as defined in the plan, the directors’ deferral accounts will be paid out in a lump sum.  Payments will be in shares of our common stock, with each deferred stock unit equal to one share of our common stock and any fractional shares paid in cash.

Stock Ownership Guidelines

The board adopted stock ownership guidelines for non-employee directors in January 2006.  Each non-employee director is expected to own IDACORP common stock equal in value to two times his current base annual retainer fee.  A director is allowed three years to meet these requirements.

Retirement Benefits

Effective April 1, 2002, we terminated the Idaho Power Company security plan for directors.  At that time, current directors were entitled to their vested benefits under the plan as of January 15, 2002.  The plan was a non-qualified deferred compensation plan which provided for retirement benefit payments.  The maximum payment is $17,500 per year for a period of 15 years.  Directors elected prior to November 30, 1994 could elect 180 monthly installments or a single life annuity with a joint and survivor option.  Directors elected after November 1994 receive a single life annuity with a joint and survivor option.  In 2008, there were three current directors with vested benefits in the plan - Mr. Miller, who was elected prior to November 30, 1994, and Messrs. O’Neill and Tinstman who were elected after November 30, 1994.

SHARED ADDRESS SHAREHOLDERS

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report to shareholders and proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, he or she may contact investor relations, 1221 West Idaho Street, Boise, Idaho 83702-5610, telephone 1-800-635-5406. Eligible shareholders of record receiving multiple copies of our annual report to shareholders and proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting us in the same manner. If you own shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Requests should be addressed to investor relations at the address set forth above.

2010 ANNUAL MEETING OF SHAREHOLDERS

Director Nominations, Other Business and Discretionary Voting Authority

Our bylaws provide that director nominations may be made only by the board of directors or by a shareholder entitled to vote who has delivered written notice to our corporate secretary. The notice must be received no later than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the 2009 annual meeting. The notice must also contain certain information specified in the bylaws, which you may obtain by writing to our corporate secretary.

Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows us to use discretionary voting authority to vote on matters coming before our annual meeting of shareholders, if we do not have notice of the matter at least 45 days before the first anniversary date on which we first mailed our proxy materials for the 2009 annual meeting or the date specified by an advance notice provision in our bylaws. Our bylaws contain such an advance notice provision. Under the bylaws, the only business that may be brought before our annual meeting of shareholders are those matters specified in the notice of the meeting or otherwise properly brought before the meeting by the board or by a shareholder entitled to vote who has delivered written notice to our corporate secretary. The shareholder must deliver the notice no later than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the 2009 annual meeting. The notice must also contain certain information specified in the bylaws, which you may obtain by writing to the corporate secretary.

For the 2010 annual meeting of shareholders, expected to be held on May 20, 2010, you must submit such nominations or proposals to the corporate secretary of IDACORP no later than December 7, 2009.

Shareholder Proposals

The above requirements are separate and apart from the Securities and Exchange Commission’s requirements that you must meet in order to have a shareholder proposal included in the proxy statement under Rule 14a-8. For our 2010 annual meeting of shareholders, expected to be held on May 20, 2010, if you wish to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8, you must submit your proposal to our corporate secretary on or before December 7, 2009.

If you cannot attend the meeting, please vote your proxy or proxies without delay.

We will make available to our shareholders a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2008, which is required to be filed with the Securities and Exchange Commission. You may obtain a copy without charge, upon written or oral request to Lawrence F. Spencer, Director of Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702, Telephone Number: (208) 388-2200. You may also access our Annual Report on Form 10-K through our website at www.idacorpinc.com or at the website maintained by the Securities and Exchange Commission, www.sec.gov.

EXHIBIT A

INDEPENDENCE STANDARDS
IDACORP, INC. BOARD OF DIRECTORS
EXCERPT FROM CORPORATE GOVERNANCE GUIDELINES

II.           SELECTION AND COMPOSITION

A.	Board Size

The By-laws permit a Board size ranging from nine (9) to fifteen (15) members. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability and meets the various committee requirements.

B.	Independence of the Board

The Board shall be comprised of a majority of directors who qualify as independent directors (“Independent Directors”) under the listing standards of the NYSE and meet the applicable requirements of the Sarbanes-Oxley Act of 2002 (“SOX Act”) and any applicable Securities and Exchange Commission (“SEC”) rules and regulations.  References in this Section II.B. to the “Company” include any parent or subsidiary in a consolidated group with the Company.

The Board shall review annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under the listing standards of the NYSE and under applicable law, including the SOX Act.

For purposes of subsections (1) through (5) below, “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When applying the three-year look back provisions in subsections (1) through (5) below, the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated.

To be considered independent, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with the Company.  A director is not independent if:

1.           The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer1 of the Company; provided, however, that a director’s employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify the director from being considered independent following such employment.

2.           The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, however, that compensation received by a director for former service as an interim Chairman or interim Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer) need not be considered by the Board in making this determination.
_____________________
1
The term "executive officer" has the same meaning specified for the term "officer" in Rule 16a-1(f) under the Securities Exchange Act of 1934 and means the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.  Officers of the Company’s subsidiaries shall be deemed executive officers of the Company if they perform such policy-making functions for the Company.

3.           (A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.           The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

5.           The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (except where the payments are for electrical energy purchased or sold under a purchase or sale arrangement that is approved by a state or federal regulatory agency) in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

6.           In addition, for service on the Audit Committee, the director (A) has accepted directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary, other than (i) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service (provided that such compensation is not contingent on continued service) or (ii) fees for service on the Board, the Audit Committee or any other Board committee or (B) is an affiliated person of the Company or any subsidiary.

For purposes of this subsection (6), the term "indirect" acceptance of any fee includes acceptance of fees by a spouse, minor child or stepchild, or child or stepchild sharing a home with the director or by an entity in which such director is a partner, member or officer, or similar position (except limited partners, non-managing members or similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary.

In addition, the Board has established the following guidelines to assist it in determining director independence:

i.
For purposes of subsection (5) above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Board need not consider former employment of the director or immediate family member.

ii.
For purposes of subsection (5) above, contributions to tax exempt organizations shall not be considered “payments,” provided, however, that, as required by the NYSE Rules, the Company will disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

iii.
The following relationships with tax exempt organizations will not be considered to be material relationships that would impair a director’s independence: if a Company director serves as an officer, director or trustee of a tax exempt organization, and the Company’s annual tax exempt contributions to the organization are less than 1% of that organization’s total annual tax exempt receipts. The Board will annually review all tax exempt relationships of directors.

iv.
A transaction shall not be deemed material if it, together with all related transactions with the same director, does not involve more than $10,000 or involves only the reimbursement of expenses reasonably incurred by the director in connection with his or her services as a director of the Company.

v.
For relationships not covered by the guidelines above, the determination of whether or not the relationship is material, and therefore whether or not the director is independent, shall be made by the Board. The Board shall explain in the annual proxy statement the basis for any Board determination that a relationship was not material, identify the independent directors and explain the basis for the determination of independence.

vi.
To facilitate implementation of the foregoing, each director shall provide to the Chairman of the Board a brief description of each relationship or transaction between such director and the Company. Relationships include, but are not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

EXHIBIT B

IDACORP, Inc. / Idaho Power Company

Audit Committee
Policy For Pre-Approval of Independent Auditor Services
Adopted February 4, 2004

BACKGROUND:

The Sarbanes-Oxley Act of 2002, Section 10A(i) of the Securities Exchange Act of 1934, as amended, Regulation S-X Section 2-01(c) (7) and the Company’s Audit Committee Charter require the Audit Committee to pre-approve all audit and permitted non-audit services provided to the Company by the independent auditor.

In order to comply with these requirements, and to ensure both the appearance and certainty of independence on behalf of the independent auditors, the Audit Committee hereby establishes the following policies:

POLICY:

I.	STATEMENT OF PRINCIPLES

In addition to the audits of the Company’s consolidated financial statements, the independent auditor may be engaged to provide Audit-Related Services, Tax Services and All Other Services.  The Audit Committee is required to pre-approve all services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

Any request to engage the independent auditor to provide a service which has not received general pre-approval shall be submitted as a written proposal to the Chief Financial Officer (CFO) with a copy to the General Counsel.  Such request shall include a detailed description of the service to be provided, the proposed fee and the business reasons for engaging the independent auditor to provide the service.  Upon approval by the CFO, the General Counsel and the independent auditor that the proposed engagement complies with the terms of this Policy and the applicable rules and regulations, the request shall be presented to the Committee or the Committee Chairman, as the case may be, for pre-approval.

In determining whether to pre-approve the engagement of the independent auditor, the Committee or the Committee Chairman, as the case may be, shall consider, among other things, this Policy, applicable rules and regulations and whether the nature of the engagement and the related fees are consistent with the following principles, as stated in the SEC’s adopting release for the rules on auditor independence:

•	the independent auditor cannot function in the role of management of the Company;
•	the independent auditor cannot audit its own work;
•	the independent auditor cannot serve in an advocacy role on behalf of the Company.

The appendices to this Policy describe the Audit, Audit-Related, Tax and All Other Services that have the general pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.	DELEGATION

The Audit Committee may delegate pre-approval authority to one or more of its members. The Audit Committee hereby delegates to the Chairman of the Committee pre-approval authority for proposed audit and audit-related services.  The Chairman shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.	DEFINITIONS

Audit Services:  those services which only the independent auditor can reasonably provide, including tax services and accounting consultation necessary to perform an audit of the consolidated financial statements of the Company; services in connection with statutory and regulatory filings or engagements; statutory audits or financial audits for subsidiaries or affiliates; attest services, including attestation of management’s report on internal controls; services associated with registration statements, periodic reports and other documents filed with or furnished to the Securities and Exchange Commission, including comfort letters, consents and assistance in responding to SEC comment letters; and consultations by the Company as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (other than services which are Audit-Related Services and have been separately pre-approved).

Audit-Related Services:  assurances and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor including employee benefit plan audits; due diligence related to mergers, acquisitions or dispositions; accounting consultations and audits in connection with acquisitions or dispositions; internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation; consultations concerning financial accounting and reporting standards and consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (other than services that are Audit Services and have been separately pre-approved); statutory, subsidiary or equity investee audits incremental to the audit of the consolidated financial statements; general assistance with the implementation of the requirements of Sarbanes-Oxley, SEC rules and NYSE listing standards; and agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters.

Tax Services:  tax compliance (preparation of original and amended tax returns, claims for refund and tax payment planning services); other tax advice (assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities); tax planning.

All Other Services:  any other work that is not an Audit Service, Audit-Related Service or a Tax Service.

IV.	AUDIT SERVICES

The annual Audit Services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit Services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit Services. The Audit Committee has pre-approved the Audit Services listed in Appendix A.  All Audit Services not listed in Appendix A must be separately pre-approved by the Audit Committee.

V.	AUDIT-RELATED SERVICES

The Audit Committee believes that the provision of Audit-Related Services does not impair the independence of the auditor and has pre- approved the Audit-Related Services listed in Appendix B. All Audit-Related Services not listed in Appendix B must be separately pre-approved by the Audit Committee.

VI.	TAX SERVICES

The Audit Committee believes that the independent auditor can provide certain Tax Services to the Company without impairing the auditor’s independence.  The Audit Committee has pre-approved the Tax Services listed in Appendix C.  All Tax Services not listed in Appendix C must be separately pre-approved by the Audit Committee.

VII.	ALL OTHER SERVICES

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other Services that it believes are routine and recurring services and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other Services listed in Appendix D.  Permissible All Other Services not listed in Appendix D must be separately pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit I. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VIII.	FEE LEVEL REVIEW

A fee level review for all services to be provided by the independent auditor will be periodically performed by the Audit Committee.

IX.	SUPPORTING DOCUMENTATION

With respect to each proposed service, the independent auditor will provide detailed back-up documentation regarding the specific services to be provided.  This documentation will be provided to the Audit Committee.

X.	PROCEDURES

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the independent auditor, the Chief Financial Officer and the General Counsel, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

EXHIBIT I

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the Company

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

April 6, 2009

Dear Shareholders of IDACORP, In c:

It is our pleasure to invite you to attend the upcoming 2009 Annual Meeting of Shareholders of IDACORP, Inc. to be held on May 21, 2009, at 10:00 a.m., local time, at the Idaho Power Corporate Headquarters, 1221West Idaho Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Proxy Statement. This year IDACORP, Inc. is asking you to elect four directors nominated by the Board of Directors for three-year terms and one director nominated by the Board of Directors for a two-year term; to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and to act upon a share holder proposal.

YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meetng and may vote in person if you wish.

Jon H. Miller Chairman of the Board	J. LaMont Keen President and Chief Executive Officer

IDACORP, Inc.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 21, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted “FOR” proposal (1), to elect four directors nominated by the Board of Directors for three-year terms and one director nominated by the Board of Directors for a two-year term; “FOR” proposal (2), to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and “AGAINST” proposal (3) a shareholder proposal relating to greenhouse gas emissions.

The undersigned hereby appoints J. LaMont Keen and Patrick A. Harrington, and each of them, proxies with full power of substitution to vote for the undersigned at the Annual Meeting of Shareholders of IDACORP, Inc. and at any adjournment(s) thereof, on the matters set forth in the Proxy Statement and such other matters as may properly come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein and in the proxies’ discretion on any other matters that may properly come before the meeting.

Please date, sign and promptly mail in the self-addressed return envelope, which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

IDACORP

Annual Meeting of Shareholders of IDACORP, Inc.

________________ Please Sign Here   ____________ Please Date Above

________________ Please Sign Here   ____________ Please Date Above

IDACORP®

Annual Meeting of Shareholders of IDACORP, Inc.

INTERNET

Go To
www.proxypush.com/ida
- **Have this Proxy Card handy**

OR

TELEPHONE

1-866-702-2221
- Use any touch-tone telephone.
- **Have this Proxy Card handy.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card.
- Detach your Proxy Card.
- Return your Proxy Card in the postage-paid envelope provided.

PROXY TABULATOR FOR
IDACORP
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Copyright © 2007 Mediant Communications LLC. All Rights Reserved

Annual Meeting of Shareholders of IDACORP, Inc.
Time: May 21, 2009 / 10:00 am / Local Time
Annual Meeting of Shareholders of IDACORP, Inc.
Place: Idaho Power Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho 83702
Time: Thursday, May 21, 2009 / 10:00 am Local Time
Please make your marks like this:  Use dark black pencil or pen only
Place: Idaho Power Corporate Headquarters, 1221 W. Idaho Street, Boise, Idaho 83702
The Board nominees and “FOR” Proposal 2. of Directors recommends a vote “FOR” each of the listed
INTERNET TELEPHONE
1. Elect four directors nominated by the Board of Directors for three-year terms and one director nominated by the Board of Directors for a two- year term. Recommend Directors Go To 1-866-702-2221
For Withhold
www.proxypush.com/ida
Have this Proxy Card handy OR Use any to • Have this Proxy Card handy. touch-tone telephone.
(01) C. Stephen Allred (Three Year Term) Follow the simple recorded instructions.
(02) Christine King (Three Year Term)
(03) Gary G. Michael (Three Year Term) MAIL
OR Mark • Detach, sign and date your Proxy our Proxy Card.
(04) Jan B. Packwood (Three Year Term)
(05) Richard J. Dahl (Two Year Term)
Return your Proxy Card in the postage-paid envelope provided.
Recommend Directors
2. Ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.
For Against Abstain
All votes must be received by 5:00 pm, Eastern Time, May 20, 2009.
The Board of Directors recommends a vote “AGAINST” Proposal 3. Recommend Directors
For Against Abstain
3. Act upon a shareholder proposal requesting t h e Board of Directors adopt quantitative goals, based on current technologies, for reducing total greenhouse gas emissions from the Company's products and operations, and that the Company report to shareholders by September 30,2009, on its plans to achieve these goals.
PROXY TABULATOR FOR
PO BOX 8016
4. Transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.
Please separate carefully at the perforation and return just this portion in the envelope provided.
CARY, NC 27512-9903
EVENT # CLIE NT # OFFICE #
Authorized Signatures - This section must be completed for your instructions to be executed.
Please Sign Here Please Date Above
Copyright© 2007 Mediant Communications LLC. All Rights Reserved Please Sign Here Please Date Above